PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Exhibit 10.7

RESEARCH AGREEMENT

Mascoma Corporation

and

Dartmouth College

This Agreement (“AGREEMENT”) is executed by and between Mascoma Corporation, a Delaware corporation, with a principal place of business at 1380 Soldiers Field Road, Boston, Massachusetts 02135 (hereinafter referred to as “MASCOMA”) and the Trustees of Dartmouth College, a non-profit educational institution existing under the laws of the State of New Hampshire, and being located at Hanover, New Hampshire 03755 (hereinafter referred to as “DARTMOUTH”).

WHEREAS, a BioEnergy Science Center (hereinafter “BESC”) has been established and is administered by UT-Battelle, LLC (hereinafter “UT-BATTELLE) and funding for BESC was awarded by the Department of Energy under Contract No. DE-AC05-00OR22725 (hereinafter “the Award”) in connection with Funding Opportunity Announcement number DE PS02-06ER64304, for research and development to achieve advances in sustainable production and economical conversion of lignocellulosic biomass enabling the production of biofuels; and

WHEREAS, MASCOMA and DARTMOUTH wish to be participating institutions in BESC; and

WHEREAS, in order to streamline BESC’s involvement with both MASCOMA and DARTMOUTH and to respect preexisting intellectual property agreements between DARTMOUTH and MASCOMA, MASCOMA has agreed to be the direct subcontractor to UT-BATTELLE for both DARTMOUTH and MASCOMA, and

WHEREAS, DARTMOUTH has agreed to participate in this research as a subcontractor to MASCOMA, as described in the Statement of Work attached hereto at Appendix A (hereinafter called the “PROJECT”).

NOW THEREFORE, it is agreed as follows:

Article I. Supervision

Dr. David Hogsett, representative of MASCOMA, shall retain the responsibility for supervision on this PROJECT for MASCOMA. Any change in scope of work must be approved in writing by Dr. Hogsett or other authorized representative of MASCOMA.

In addition to telephone and email consultations, if MASCOMA wishes, and at its own expense, representatives of MASCOMA may visit DARTMOUTH facilities at a mutually agreed upon time to review and discuss the PROJECT with DARTMOUTH scientists and inspect the work in progress.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Article II. Personnel

DARTMOUTH shall appoint appropriate and qualified researchers to this project. All researchers will be introduced to MAS COMA prior to the starting date of this project. In the event any of the researchers related to this project leaves DARTMOUTH, DARTMOUTH shall notify MASCOMA in writing. Individuals appointed to replace key personnel on the PROJECT must be appointed with the prior written approval of MASCOMA, which shall not be unreasonably withheld.

Article III. Scope of Work

DARTMOUTH shall supply all the necessary personnel, equipment, and materials (except as otherwise may be provided herein) and use its best efforts to perform the research as set forth in the Statement of Work (incorporated herein as Appendix A).

Article IV. Research Support and Payment

MASCOMA shall provide research support to DARTMOUTH in the aggregate of $6,295,000.00, to be paid in accordance with the Research and Related Budget contained in Appendix B (“Research Support”) to carry out research as set forth in the Statement of Work. Such Research Support is provided to DARTMOUTH as a subcontractor to MASCOMA, with funds originating from the Award, as administered by UT-BATTELLE (“BESC Funding”).

DARTMOUTH will submit all invoices to MASCOMA and MASCOMA will promptly submit invoices to UT-BATTELLE. Upon receipt of payment from UT-BATTELLE, MASCOMA will promptly reimburse DARTMOUTH.

DARTMOUTH hereby certifies that the cost for which reimbursement has been obtained or is requested under this AGREEMENT are the actual costs as recorded on DARTMOUTH’ books. Records supporting these actual and reasonable costs are available for inspection and audit if required by MASCOMA, UT-BATTELLE or the Federal Government, as described below in Article VIII.

The invoices shall reflect costs incurred in detail for all cost elements included in the sample invoice attached as Appendix C, including but not limited to itemized entries for labor, materials, equipment, ODC’s and travel. The invoices shall be reviewed by MASCOMA. The final invoice shall be submitted by DARTMOUTH within sixty (60) days of the termination or expiration date of this AGREEMENT.

Article V. Material Transfer

Pursuant to the research activities under this AGREEMENT, MASCOMA and DARTMOUTH may from time to time transfer research materials to the other party (“Materials”). Such Materials, including unmodified descendents from the Materials (“Progeny”) and unmodified functional subunits or expression products of the Materials (“Unmodified Derivatives”), shall remain the property of the party transferring the Materials.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Materials shall be used only for the purposes of the PROJECT, in a safe manner and in compliance with applicable law. Materials shall be treated as Confidential pursuant to Article XII of this AGREEMENT and shall not be provided to any person not associated with . DARTMOUTH or MASCOMA or to any person not under the supervision of the respective parties, without the prior written consent of MASCOMA or DARTMOUTH, as the case may be.

MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR THAT USE OF MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS, AND THE PROVIDING PARTY WILL HAVE NO OTHER LIABILITY IN CONNECTION WITH THEIR RESPECTIVE MATERIALS.

If the research involving Materials results in an invention, such invention shall be subject to the provisions of Article XIII of this AGREEMENT.

Article VI. Period of Performance

The effective period of this AGREEMENT is May 1, 2008 through September 30, 2012 (hereinafter referred to as the “PROJECT PERIOD.”) Modification of the effective period of this AGREEMENT requires the prior written approval of MASCOMA.

ADMINISTRATIVE CONSIDERATIONS

Article VII. Federal Requirements

DARTMOUTH understands that the work contemplated by this AGREEMENT is pursuant to subcontracts, grants or other funding instruments received by MASCOMA from the Federal Government, and is specifically subject to the subcontract between MASCOMA and UT-BATTELLE (attached at Appendix D, incorporated by reference herein, and hereinafter referred to as “the UT-BATTELLE SUBCONTRACT”). Accordingly, DARTMOUTH agrees to comply with the relevant terms and conditions of the UT-BATTELLE SUBCONTRACT, which shall be “flowed down” to DARTMOUTH, in particular, the Special Provisions (Section H of the UT-BATTELLE SUBCONTRACT”).

In addition, the “General Terms & Conditions” attached hereto as Appendix E shall be “flowed down” to DARTMOUTH, with the following changes and additions as applicable to this AGREEMENT between MASCOMA and DARTMOUTH:

1.	Part 1.1 (b) – For the purposes of this AGREEMENT, “Company” shall mean MASCOMA.

2.	Part 1.1 (c) – For the purposes of this AGREEMENT, “Seller” shall mean DARTMOUTH.

3.	Part 1.2 – Shall not be flowed down and Article XVIII of this AGREEMENT shall be applicable.

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4.	Part 1.3 – Shall not be flowed down and Article XVII of this AGREEMENT shall be applicable.

5.	Part 1.4 – Shall not be flowed down and Article IV of this AGREEMENT shall be applicable.

6.	Part 1.6 – Shall read: “MASCOMA, UT-BATTELLE and Government have the right to inspect and evaluate the work performed or being performed under this AGREEMENT, and the premises where the work is being performed, at all reasonable times and in a manner that will not unduly delay the work. If MASCOMA, UT-BATTELLE or Government performs inspection or evaluation on the premises of the Seller or a subcontractor, the Seller shall require the subcontractor to furnish all reasonable facilities and assistance for the safe and convenient performance of these duties.”

7.	Part 1.11 – Shall be further modified by Article IV of this AGREEMENT.

8.	Part 1.18 – Shall be amended to add the following sentence: “Nothing in this section of elsewhere in this AGREEMENT is intended to restrict the Seller from disclosing the existence and nature of the AGREEMENT in the routine reporting of its activities.”

9.	Part 1.19 shall be amended to read:

“If Seller is a nonprofit institution of higher education or a nonprofit organization whose primary purpose is conducting scientific research, title to tangible personal property purchases with funds available for research and costing less than $5,000 shall vest in the Seller. No charge will be made to the Government or the Company for any depreciation, amortization, or use under any existing or future Government contract or subcontract. Seller shall furnish the Subcontract Administrator a list of all such property within 10 days of the end of the calendar quarter during which it was received.

In accordance with 42 U.S.C. 2000d, Seller accepts and agrees that no person in the United States shall, on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under this financial assistance.”

10.	Part 1.22 – Shall not be flowed down and the provisions of this AGREEMENT and Article XIII in particular shall be applicable.

11.	Part 1.29(a) – Shall be amended to add the following sentence: “In the event data or materials that are being provided under this AGREEMENT are export-controlled, each party agrees to notify the other party in advance that such data and materials to be provided are export-controlled.”

12.	Part 3 A and Part 3B are not applicable and shall not be flowed down.

13.	Part 7.7 shall be amended to add the following statement: Seller will retain ownership of original laboratory notebooks and scientific notes.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Article VIII. Audit

1. MASCOMA, UT-BATTELLE, the DOE, the Comptroller General of the United States or any of their duly authorized representatives shall have the right of timely and unrestricted access to any books, documents, papers or other records of DARTMOUTH that are pertinent to the Award, in order to make audits, examinations, excerpts, transcripts and copies of documents. This right also includes timely and reasonable access to DARTMOUTH personnel for the purpose of interview and discussion related to these documents. The rights of access in this paragraph are not limited to any specific record retention requirement period, but shall last as long as records are retained.

2. Dartmouth agrees to refund any sum of money relating to costs charged to this Agreement that a Government auditor or grant official determines to be unallowable, unallocable, or unreasonable cost under FAR subpart 31.3 for Educational Institutions as supplemented by DEAR Part 931 in effect on the date of this Agreement. Notwithstanding any other provision of this AGREEMENT, payment to DARTMOUTH does not affect MASCOMA’s right of refund on the basis of a later audit or other review, nor does it affect DARTMOUTH’ obligation to return any funds due as a result of later disallowances.

Article IX. Reports

DARTMOUTH is responsible to MASCOMA for making reports as detailed in the Statement of Work, attached as Appendix A.

DARTMOUTH is also responsible to MASCOMA for making full and complete reports on any other aspects of the PROJECT as required by BESC, UT-BATTELLE or the Federal funding agency. MASCOMA in turn shall make the required reports to BESC, UT-BATTELLE or the Federal funding agency.

Article X. Equipment Accountability

Title to tangible property and equipment with a value of less than five thousand dollars ($5000.00) purchased under this AGREEMENT shall reside with DARTMOUTH, subject to the provisions of Article VII above and the “General Terms & Conditions.” DARTMOUTH shall be responsible for maintaining equipment and equipment records in accordance with Federal requirements.

Article XI. Mutual Confidentiality

MASCOMA and DARTMOUTH realize that some information received by one party from the other pursuant to this Agreement shall be confidential. In addition to the obligations provided in the DOE BioEnergy Science Center Master Nondisclosure Agreement dated August 8, 2007 (attached hereto as Appendix G), MASCOMA and DARTMOUTH hereby agree that any information received by one party from the other, and clearly designated as “CONFIDENTIAL” at the time of transfer, shall not be disclosed by either party to any third party and shall not be used by either party for purposes other than those contemplated by this Agreement for a period of three (3) years from the termination of the Agreement, unless or until:

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(a) said information shall become known to third parties or shall become publicly known through no fault of-the receiving party, or

(b) said information was already in the receiving party’s possession prior to the disclosure of said information to the receiving party, except in cases when the information has been covered by a preexisting confidentiality agreement, or

(c) said information shall be subsequently disclosed to the receiving party by a third party who is not under any obligation of confidentiality to the disclosing party, or

(d) said information is approved for disclosure by prior written consent of the disclosing party, or

(e) said information is independently developed by receiving party or its representatives entirely without reference to information received from the disclosing party and marked confidential, or

(f) said information is required to be disclosed by court rule or governmental law or regulation, provided that the receiving party gives the disclosing party prompt notice of any such requirement and cooperates with the disclosing party in attempting to limit such disclosure.

Exchanges of Confidential Information between MASCOMA and DARTMOUTH shall be governed by Article XI of this Agreement.

The Parties shall adhere to the U.S. Export Administration Laws and Regulations. To facilitate compliance with export controls, before disclosing Confidential or Proprietary Information, the disclosing party will describe the information to the receiving party in detail sufficient for the receiving party to determine whether export controls apply, and if they do, the disclosing party will make reasonable efforts to determine which set of export regulations are applicable, including identifying the Export Control Classification Number (ECCN) of the information. No party shall be under an obligation to accept export controlled information or technology.

Article XII. Inventions, Improvements and Patents

The following provisions are meant to conform with, and be subject to, the provisions of (1) the Dartmouth – Mascoma Sponsored Research Agreement dated April 1, 2006, as amended from time to time, including the amendment dated March 7, 2008 (the “Sponsored research Agreement”), (2) the Mascoma – Dartmouth Exclusive License Agreement dated July 10, 2006, as amended from time to time, including the amendment dated March 7, 2008 (the “License Agreement”), and (3) the BioEnergy Center IP Management Plan for Dartmouth College and Mascoma Corporation (attached hereto as Appendix F, the “IP Management Plan”), all of which are incorporated by reference herein.

1. All Inventions arising from the Research Support conceived solely by Dartmouth Inventors (defined below) shall be assigned to Dartmouth; for the purposes of this AGREEMENT, such inventions are “Dartmouth Inventions.” Dartmouth Inventions shall include any invention conceived or first actually reduced to practice under BESC Funding, provided that such BESC Funding provides twenty percent (20%) or more of the support used to

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conceive or actually reduce to practice such invention (a “BESC Invention”). For the purposes of clarity, inventions that are conceived or reduced to practice using less than twenty percent (20%) of BESC Funding shall not be considered “BESC Inventions.” All Inventions conceived solely by the MASCOMA Inventors (defined below) shall be assigned to MASCOMA; for the purpose of this Agreement, such inventions are “Mascoma Inventions.” For inventions that are conceived jointly by Dartmouth and MASCOMA Inventors, Dartmouth and MASCOMA will hold joint title. For purposes of this Agreement, “Dartmouth Inventor” shall mean a Dartmouth employee or student working in his or her capacity as a Dartmouth employee or student as defined by Dartmouth policies; and “MASCOMA Inventor” shall mean a MASCOMA employee or consultant to MASCOMA working in his or her capacity as a consultant to MASCOMA.

2. “Improvements” shall mean any patent or patent applications, which generically or specifically claim: (a) priority to any of the patents or patent applications that are “Dartmouth Patent Rights” under the License Agreement with the exception of the “Excluded Intellectual Property”, as defined in the License Agreement; or (b) any improvements on the “Licensed Methods” within the “Field”, as both terms are defined in the License Agreement. All Improvements (including Improvements which arise from BESC Inventions) shall be assignable to Dartmouth and shall become subject to the License Agreement as “Dartmouth Patent Rights” or “Dartmouth Know-How”, as appropriate, for all purposes thereof.

3. DARTMOUTH hereby grants MASCOMA the option to obtain a world-wide, royalty-bearing license to any inventions arising from the research performed by DARTMOUTH under the Statement of Work which are not Improvements, at reasonable terms and conditions as the parties may agree. MASCOMA shall have the right during the Project Period and for a period of forty-five (45) days after the expiration of the Project Period to exercise this option. If within ninety (90) days from the option exercise after good faith negotiations parties fail to reach an agreement on the license terms, or if MASCOMA decides to forgo the option, DARTMOUTH shall be free to offer commercial license rights to other third parties or to dispose of its inventions or other rights resulting therefrom in any other way it deems appropriate, consistent with the provisions of the IP Management Plan.

4. MASCOMA shall reimburse DARTMOUTH for all costs associated with obtaining and maintaining patents and patent applications arising from Dartmouth Inventions and Improvements under this AGREEMENT (“DARTMOUTH Patent Rights”). The foregoing notwithstanding, if MASCOMA decides that it does not want to pay for the costs of, or, where applicable, to pursue, patent prosecution or maintenance of a particular aspect of DARTMOUTH Patent Rights in a particular country, MASCOMA shall have no obligation to reimburse DARTMOUTH for such costs, or, where applicable, to pursue such prosecution or maintenance itself, and such DARTMOUTH Patent Rights in such country shall cease to be subject to the any license granted to MASCOMA or to the option granted under this Article to MASCOMA by DARTMOUTH, as applicable. DARTMOUTH shall also have the right to obtain patent protection on its own and at its own expense for joint inventions in the names of DARTMOUTH and MASCOMA in any country for which MASCOMA decides not to pay the costs of obtaining such patent protection in such country, and DARTMOUTH’s interest in such joint invention in such country shall cease to be subject to the licenses granted to MASCOMA under the License Agreement or the option granted under this Article to MASCOMA. DARTMOUTH agrees that it shall consult with MASCOMA on prosecution of patent applications containing claims based on Dartmouth Inventions or Improvements which are subject to this AGREEMENT, and shall make a good faith effort to incorporate MASCOMA’s reasonable comments.

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Article XIII. Indemnification

MASCOMA shall defend and indemnify and hold DARTMOUTH its trustees, employees, officers and agents harmless for any judgments and other liabilities based upon claims or causes of action against DARTMOUTH or its employees which arise out of (i) the design, production, development, manufacture, sale, use in commerce, lease or promotion by MASCOMA, its affiliates, agents and sublicensees of any product, process or service relating to, or developed pursuant to, this AGREEMENT or (ii) any other activities to be carried out pursuant to this AGREEMENT, except to the extent that such judgments or liabilities arise in whole or in part from the gross negligence or willful misconduct of DARTMOUTH or its employees. DARTMOUTH agrees to promptly notify MASCOMA of any such claim coming to its attention and to cooperate fully with MASCOMA in the defense of such claim. If any such claims or causes of action are made, DARTMOUTH shall be defended by counsel to MASCOMA, subject to DARTMOUTH’s approval, which shall not be unreasonably withheld.

DARTMOUTH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING

THE RESULTS OF RESEARCH PERFORMED UNDER

THE RESEARCH PLAN OR OF THE MERCHANTABILITY OR FITNESS FOR

A PARTICULAR PURPOSE OF SUCH RESEARCH OR RESULTS

Article XIV. Termination

This AGREEMENT shall become effective the date of execution by both PARTIES (the “EFFECTIVE DATE”) and shall continue until the end of the PROJECT PERIOD. In addition, MASCOMA may terminate this AGREEMENT, effective immediately, upon the first to occur of the following:

(a) Cancellation by UT-BATTELLE of funding for the PROJECT;

(b) The termination or substantial reduction by UT-BATTELLE of the work to be performed by MASCOMA under the Federal grant or funding instrument for any reason; or

(c) UT-BATTELLE’s disapproval of MASCOMA’S use of DARTMOUTH as a subcontractor.

Further, MASCOMA may terminate this AGREEMENT for any reason upon sixty (60) days written notice to DARTMOUTH; performance may be terminated by DARTMOUTH if circumstances beyond its control preclude continuation with the research.

As of the termination date, MASCOMA shall cease all payments and commitments except to pay for goods and services already rendered or received as well as other non-cancelable commitments (subject to any maximum cost limitations). The provisions Articles V, VII, VIII, XI, XII, XIII, XIV, XVII and XVII shall survive termination of this AGREEMENT for any reason.

Article XV. Notices

Any notice or communication required or permitted to be given by either party hereunder,

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shall be deemed sufficiently given, if mailed by certified mail, return receipt requested, and addressed to the party to whom notice is given as follows:

If to MASCOMA, to:
David Hogsett
Vice-President, External Research & Devlopment
Mascoma Corporation
DRTC – 16 Cavendish Court, Suite 2A
Lebanon, NH 03766
United States of America

with a copy, which copy shall not constitute notice, to:
Tim Linkkila
Vice President, Intellectual Property/Chief Patent Counsel
1380 Soldiers Field Road
Boston, MA 02135
United States of America

If to DARTMOUTH, to:	William Ploog, Ph.D.
Associate Director
Office of Sponsored Projects
Dartmouth College
11 Rope Ferry Road, #6210
Hanover, NH 03755-1404

Article XVI. Subcontracts and Other Transfers of Work

Unless described in the application and funded in the approved award, DARTMOUTH shall not subaward, transfer, assign or contract out any work under this AGREEMENT without MASCOMA’S prior written consent. This provision does not apply to the purchase of supplies, material, equipment or general support services.

Article XVII. General Provisions

1. This AGREEMENT (including its Appendices and other agreements and documents incorporated herein by reference) constitutes the entire AGREEMENT between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions between the parties, whether oral or written. In the event of any inconsistencies between the provisions of this AGREEMENT and any Appendices and other agreements and documents incorporated herein by reference, the provisions of this AGREEMENT shall control.

2. The parties agree that it is the intention of neither party to violate any public policy, statutory or common laws, and governmental or supranational regulations; that if any sentence, paragraph, clause or combination of the same is in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph,

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clause or combinations of the same shall be inoperative and the remainder of the AGREEMENT shall remain binding upon the parties.

3. The validity, construction and performance of this AGREEMENT shall be governed by and construed in accordance with the law of the State of New Hampshire, without regard to conflicts of law provisions. If any provision of this AGREEMENT or the application of any such provision shall be held by a tribunal of competent jurisdiction to be contrary to law, the remaining provisions of this AGREEMENT shall remain in full force and effect to the maximum extent permissible.

4. MASCOMA and DARTMOUTH will be and shall act as independent contractors, and neither party is authorized to act as an agent or partner of, or joint venturer with, the other party for any purpose. Neither party by virtue of this AGREEMENT shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party.

Article XVIII. Mediation and Arbitration

Both parties agree that they shall attempt to resolve any dispute arising from this Agreement through mediation. Both parties agree that at least one employee or agent, capable of negotiating an agreement on behalf of his employer, shall, within three weeks of receipt of written notification of a dispute, meet with at least one employee or agent of the other party who is also capable of negotiating an agreement on behalf of his employer. If no agreement can be reached, both parties agree to meet again within a four week period after the initial meeting to negotiate in good faith to resolve the dispute. If no agreement can be reached after this second meeting, both parties agree to submit the dispute to binding arbitration under the Rules (the “Rules”) of the American Arbitration Association (the “Association”) before a single arbitrator.

IN WITNESS WHEREOF, the parties agree to be bound by the above AGREEMENT.

MASCOMA CORPORATION		TRUSTEES OF DARTMOUTH COLLEGE

By:	/s/ Bruce Jamerson	By:	William H. Ploog, Ph.D.
Name:	Bruce Jamerson	Name:	William H. Ploog, Ph.D.
Title:	CEO	Title:	Associate Director Office of Sponsored Projects
Date:	7/1/08	Date:	7.11.08

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APPENDIX A

STATEMENT OF WORK

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APPENDIX B

BUDGET

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (Dec 2005)

Note: This notice does not apply to small businesses or foreign governments.

This notice is in three parts, identified by Roman numerals I through III. Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant Agreement.

If the offeror is an educational institution, Part II does not apply unless the contemplated Agreement will be subject to full or modified CAS-coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(0).

I. DISCLOSURE STATEMENT – COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any Agreement in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those subcontracts that are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in an Agreement subject to the requirements of 48 CFR Chapter 99 must, as a condition of subcontracting, submit a Disclosure Statement as required by 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting subcontract performance cost data.

(c) Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement. The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity, as applicable, and (ii) one copy to the cognizant Federal auditor. (Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or cognizant Federal agency official acting in that capacity and/or from the loose-leaf version of the FAR.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal official with whom filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☒ (2) Certificate of Previously Submitted Disclosure Statement. The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement: December 31, 1997

Name and Address of Cognizant ACO or Federal official with whom filed:

Robert Aarronson, Director
DHHS, Division of Cost Allocation
26 Federal Plaza, Room 41-122, New York, NY 10278

Cost Accounting Standards-Notices and Certification	UT-B Contracts Div
Dec 2005

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☐ (3) Certificate of Monetary Exemption. The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated national defense prime contracts and subcontracts subject to CAS totaling $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Company immediately.

☐ (4) Certificate of Interim Exemption. The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) above, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Company, in the form specified under subparagraph (c)(1) or (c)(2) above, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS - ELIGIBILITY FOR MODIFIED COVERAGE

If the offeror is eligible to use the modified provisions of 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant Agreement is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐ The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Company immediately.

CAUTION: An offeror may not claim the above eligibility for modified coverage if this proposal is expected to result in the award of a subcontract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS AND SUBCONTRACTS

The offeror shall indicate below whether award of the contemplated Agreement would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐    YES            ☒    NO

OFFEROR:	Trustees of Dartmouth College

BY:	/s/ William Ploog
TITLE:	William Ploog, Ph.D. Associate Director

DATE:	5.05.08

Cost Accounting Standards-Notices and Certification	UT-B Contracts Div
Dec 2005

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

SAMPLE SUBCONTRACTING PLAN (July 2006)

This sample subcontracting plan has been adapted from material in Appendix 9 of the Small Business Administration’s Standard Operating Procedure 60 03 5, “Subcontracting Assistance Program” (http://www.sba.gov/library/soproom.html) and DOE Acquisition Letter 2006-01. It is furnished as an example only.

SMALL BUSINESS SUBCONTRACTING PLAN

Offeror: Trustees of Dartmouth College, Thayer School of Engineering

Address: 11 Rope Ferry Road, #6210, Hanover, NH 03755-1404

Solicitation Number: DE-PS02-06ER64304

Supplies or services offered: Team member of the Bio-Energy Science Center

Estimated cost or price of contract (including options): $6,295,000

Period of Performance From: May 1, 2008 To: September 30, 2012

1.	Type of Plan [see definitions in paragraph (b) of the Small Business Subcontracting Plan clause.

☒	Individual Plan

☐	Master Plan

☐	Commercial Plan

2.	Goals

State separate dollar and percentage subcontracting goals in the following format. For an offer with options, provide separate statements for the basic quantity or period and for each option.

A.	Total planned subcontracting dollars: $688,199. (For commercial plans, paragraph A should instead show the dollar amount of total projected sales and the total dollar amount of projected subcontracts to support the sales.)

B.	Total estimated dollar value and percent of planned subcontracting with all small business concerns. The figures include veteran-owned small business concerns (VOSB), service-disabled veteran-owned small business concerns (SDVOSB), HUBZone small business concerns (HSB), small disadvantaged business concerns (SDB), and women-owned small business concerns (WOSB):

$400,100 and 58% of 2.A above.

C.	Total estimated dollar value and percent of planned subcontracting with VOSB:

$28,810 and 4% of 2.A above.

D.	Total estimated dollar value and percent of planned subcontracting with SDVOSB:

$ see VOSB and % of 2.A above.

E.	Total estimated dollar value and percent of planned subcontracting with HSB:

$0 and 0% of 2.A above.

Small Business Sample Subcontracting Plan	UT-B Contracts Div
July 2006

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

F.	Total estimated dollar value and percent of planned subcontracting with SDB:

$0 and 0% of 2.A above.

G.	Total estimated dollar value and percent of planned subcontracting with WOSB:

$57,620 and 8% of 2.A above.

3.	We plan to subcontract the following principal types of supplies and services to SB, VOSB, SDVOSB, HSB, SDB, and WOSB as indicated:

Types of Supplies and Services	SB	VOSB	SDVOSB	HSB	SDB	WOSB
Travel	☒	☐	☐	☐	☐	☐
Scientific Supplies	☒	☒	☒	☐	☐	☒
________________	☐	☐	☐	☐	☐	☐

4.	We developed the subcontracting goals in 2B through 2G above by the following methods:

[Explain how (i) the capabilities of SB, VOSB, SDVOSB, HSB, SDB, and WOSB and (ii) the types of supplies and services to be subcontracted to them, were determined. Identify any source lists used.]

We have contacted the Regional Chapter of the New England Minority Supplier Diversity Development Council. We are also in the process of recognizing suppliers in our eProcurement system that can be activated to help meet some of the goals of this plan. It is a work in progess.

5.	We identified potential sources for solicitation purposes by the following methods:

[Explain the use made of: your existing source lists; Central Contractor Registration (CCR) Database; veterans service organizations; the National Minority Purchasing Council Vendor Information Service; the Research and Information Division of the Minority Business Development Agency in the Department of Commerce; or SB, HSB, SDB, and WOSB trade associations.]

Same as above.

6.	Indirect costs were not included in the subcontracting goals.

[If indirect costs were included, describe the method used to determine the proportionate share of indirect costs to be incurred with SB, VOSB, SDVOSB, HSB, SDB and WOSB.]

Small Business Sample Subcontracting Plan	UT-B Contracts Div
July 2006

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

7.	The employee who will administer our subcontracting program is:

Name: Lester A. Perreault

Title: Procurement Specialist III

Address:	P. O. Box 917
Hanover, NH 03755
Telephone:	603-646-1853

The administrator’s duties include:

A.	Preparing subcontracting plans;

B.	Assisting in developing SB, VOSB, SDVOSB, HSB, SDB, and WOSB source lists;

C.	Attending or arranging for the attendance of company counselors at business opportunity workshops, Minority Business Enterprise seminars, trade fairs, procurement conferences, etc;

D.	Ensuring that SB, VOSB, SDVOSB, HSB, SDB, and WOSB are made aware of subcontracting opportunities and how to prepare acceptable offers;

E.	Conducting or arranging training for purchasing personnel on small business matters;

F.	Monitoring our performance under subcontracting plan and assisting in making any adjustment necessary to achieve goals;

G.	Preparing and submitting required subcontract reports;

H.	Coordinating our activities during compliance reviews by Federal agencies;

I. Other duties:

8.	We will make the following efforts to ensure that SB, VOSB, SDVOSB, HSB, SDB, and WOSB have an equitable opportunity to compete for subcontracts:

A.	Outreach efforts to obtain sources:

1.	Contacting minority and small business trade associations;

2.	Contacting veterans service organizations;

3.	Contacting business development organizations;

4.	Attending small and minority business procurement conferences and trade fairs; and

5.	Using CCR.

B.	Internal efforts to guide and encourage purchasing personnel:

1.	Presenting workshops, seminars, and training programs;

2.	Establishing and maintaining SB, VOSB, SDVOSB, HSB, SDB, and WOSB source lists, guides, and other data for soliciting subcontracts; and

3.	Monitoring compliance with the subcontracting plan.

C. Additional efforts:

Small Business Sample Subcontracting Plan	UT-B Contracts Div
July 2006

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

9.	We will include the “Utilization of Small Business Concerns” clause in all subcontracts that offer further subcontracting opportunities. We will also require subcontractors (other than small business concerns) that receive subcontracts in excess of $500,000 ($1 million for construction of a public facility) to adopt a subcontracting plan that complies with the requirements of the Small Business Subcontracting Plan clause.

10.	We will:

A.	Cooperate in any studies or surveys that may be required;

B.	Submit periodic reports that show compliance with the subcontracting plan;

C.	Submit Individual Subcontract Reports and/or Summary Subcontract Reports using the Electronic Subcontract Reporting System (eSRS), in accordance with the instructions on the web site http://www.esrs.gov or as provided in agency regulations and the Small Business Subcontracting Plan clause; and

D.	Ensure that subcontractors with subcontracting plans agree to submit Individual Subcontract Reports and Summary Subcontract Reports using eSRS.

11.	We will maintain the following types of records on a [company-wide] [division-wide] basis:

A.	Source lists, guides, and other data that identify SB, VOSB, SDVOSB, HSB, SDB, and WOSB;

B.	Records that identify organizations contacted in an attempt to locate SB, VOSB, SDVOSB, HSB, SDB, and WOSB sources;

C.	Records on each subcontract solicitation resulting in an award of more than $100,000 indicating: (1) whether SB were solicited, and if not, why not; (2) whether VOSB were solicited, and if not, why not; (3) whether SDVOSB were solicited, and if not, why not; (4) whether HSB were solicited, and if not, why not; (5) whether SDB were solicited, and if not, why not; (6) whether WOSB were solicited, and if not, why not; and (7) if applicable, the reason that the award was not made to a small business concern;

D.	Records of outreach efforts, e.g., contacts with trade associations, business development organizations, veterans service organizations; attendance at conferences and trade fairs to locate SB, HSB, SDB, and WOSB sources;

E.	Records of internal guidance and encouragement provided to buyers through: (1) workshops, seminars, training, etc.; and (2) monitoring performance to evaluate compliance with the program’s requirements;

Include the following paragraph unless you have a commercial plan.

F.	On a contract-by-contract basis, records to support subcontract award data including the name, address, and business size of each subcontractor.

This subcontracting plan was submitted by:

Signature:	/s/ William Ploog
Typed Name:	William Ploog
Title:	Associate Director
Date Prepared:	May 5, 2008
Phone No.:	(603) 646-3007

Small Business Sample Subcontracting Plan	UT-B Contracts Div
July 2006

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

APPENDIX C

SAMPLE INVOICE

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

[Your Company Name] [Your Company Slogan] [Street Address] [City, ST ZIP Code] Phone Fax	INVOICE COST & FEE INVOICE # INVOICE DATE:

TO:	SHIP TO:
UT-Battelle, LLC	UT-Battelle, LLC for the Department of Energy
Accounts Payable Department	[Street Address]
PO Box 2308	[City, ST ZIP Code]
Oak Ridge, TN 37831-6436

COMMENTS OR SPECIAL INSTRUCTIONS:

SUBCONTRACT NUMBER	BILLING PERIOD Beginning/End Date	SHIPPED VIA	CUSTOMER NUMBER	TERMS NET DAYS

COST ELEMENT DESCRIPTION	CURRENT COSTS	CUMULATIVE COSTS
DIRECT LABOR – Standard Time(itemize on attached statement)
DIRECT LABOR – with Overtime Premium (itemize on attached statement)
FRINGE BENEFITS (percent)
LABOR OVERHEAD (percent)
TOTAL LABOR
DIRECT MATERIAL (itemize on attachment)
MATERIAL OVERHEAD (percent)
TOTAL MATERIAL
TRAVEL (itemize on attachment with receipts if required)
OTHER DIRECT COSTS (itemize in attachment).
TOTAL TRAVEL AND OTHER DIRECT COSTS
GENERAL & ADMINISTRATIVE EXPENSE (percent)
TOTAL COSTS
FIXED FEE
FCCOM (percent)
INVOICE SUBTOTAL
LESS RETENTION
RETENTION INVOICED
AMOUNT PREVIOUSLY PAID
TOTAL AMOUNT DUE

If you have any questions concerning this invoice, contact [Name, phone, e-mail]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

APPENDIX D

MASCOMA - UT-BATTELLE SUBCONTRACT

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battelle, LLC	Page 1 of 11
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Subcontract

Section A - Agreement Form
1. Subcontract Number: 4000065289	2. Solicitation Number:	3. Type of Subcontract: Cost-Type Subcontract

4a. Subcontract Administrator: Mitzi Bailey

4b. Email Address: BAILEYMB@ORNL.GOV	4c. Telephone: 865-241-2402	4d. Fax: 865-241-1034

5. Issued By: UT-Battelle, LLC c/o Oak Ridge National Laboratory P.O. Box 2008, Bldg. 1060COM OAK RIDGE, TN 37831-6337	6. Submit Invoices To: UT-Battelle, LLC Accounts Payable P.O. Box 2308 Oak Ridge, TN 37831-6436

7. Name and Address of Seller Seller Number: 227422 MASCOMA CORPORATION 1380 SOLDIERS FIELD ROAD BOSTON MA 02135

8. Ship To:

UT Battelle, LLC for the Dept. of Energy

c/o Oak Ridge National Laboratory

Bethel Valley Road / PO Box 2008

Oak Ridge TN 37831

Show subcontract number on all packages, B/L, and, if required, invoices.

9. TABLE OF CONTENTS

(X)	Sec.	Description	(X)	Sec.	Description
X	A	Agreement Form	X	F	Performance Period and Payment Information
X	B	Supplies or Services and Prices/Costs	X	G	General Provisions
X	C	Specifications/Statement of Work	X	H	Special Provisions
	D	Delivery, Shipping, Packaging	X	I	List of Attachments
	E	Inspection and Acceptance

10. Brief Description of Supplies or Services: BESC Support

11. Total Amount of Subcontract: Estimated $6,295,000.00

12. Seller’s Agreement.

Seller agrees to furnish and deliver the items or perform services to the extent stated in this document for the consideration stated in this subcontract. The rights and obligations of the parties to this subcontract are subject to and governed by this document and any documents attached or incorporated by reference.

13. Award.

UT-Battelle, LLC (Company) agrees to award this Subcontract to Seller. The rights and obligations of the parties to this Subcontract are subject to and governed by this document and any documents attached or incorporated by reference.

(X) Seller is required to sign and return a copy of this document (Checked if applicable)	UT-Battelle, LLC

A. Signature of person authorized to sign for Seller /s/ Bruce Jamerson	A. Signature of parson authorized to sign /s/ Jerome K. Hicks

B. Name of signer Bruce Jamerson	B. Name of signer: Jerome K. Hicks

C. Title of signer CEO	C. Title of signer: Director, Contracts

D. Date 7/1/08	D. Date 6/11/08

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battelle, LLC	Page 2 of 11
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Subcontract 4000065289

Section B - Supplies or Services and Prices/Costs

B.1. Provide support to the BioEnergy Science Center focus areas in accordance with the attached Statement of Work in Section C.

B.2. No Fee

The Company will not pay the Seller a fee for performing this subcontract.

B.3. Incremental Funding

This Agreement will be incrementally funded. The total estimated cost to the Company for performance of this Agreement is $6,295,000. The amount currently allotted to this Agreement for payment of allowable costs is $600,000. It is estimated that this allotted amount will cover performance through July 15, 2008.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battello, LLC	Page 3 of 11
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy	Subcontract
Internet: http://www.ornl.gov/adm/contracts/index.htm	4000065289

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UT-Battelle, LLC Acting under contract DE-AC05-00OR22725 With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Page 4 of 11 Subcontract 4000065289

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UT-Battelle, LLC Acting under contract DE-AC05-00OR22725 With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Page 5 of 11 Subcontract 4000065289

Section F - Performance Period and Payment Information

F.1. Performance Period. The performance period of this subcontract shall begin on 06/13/2008 and end on 09/30/2012.

F.2. Payment Terms The payment terms are Net 30 Days – No discount.

F.3. Electronic Funds Transfer (EFT). EFT expedites payments to subcontractors and is our preferred method of payment. For information about EFT visit http://www.ornl.gov/adm/contracts/eft.htm.

F.4. Vendor Account Status System. For detailed payment information or inquiries concerning invoices and payments visit the UT-Battelle, LLC Accounts Payable Vendor Status System (VASS) at http://www.ornl.gov/adm/ap/ or telephone (865) 241-4151.

Invoicing

(a) Invoices shall be submitted, in triplicate, to the address shown in the block titled “Send Invoices To” on the first page of this document.

(b) The statement of claimed allowable cost required by the “Allowable Cost and Payment” clause of this Agreement must separately identify by task the amount claimed for direct material, material overhead, direct labor, labor overhead, travel, other direct costs, general and administrative expense, royalties, and facilities capital cost of money.

Indirect Costs – Seller’s Subcontractor

Pending establishment of revised provisional or final indirect cost rates, allowable indirect costs shall be reimbursed on the basis of the following negotiated provisional or predetermined rates and the appropriate bases:

Cost Pool Category Effective Period			Type (e.g., provisional, fixed predetermined, etc)
From:	To:	Rate (%)
06/02/08	06/30/08	59.9%	Predetermined
07/01/08	09/30/12	59.9%	Provisional

The above rates are in accordance with Dartmouth’s Rate Agreement, a copy of which is attached to and made a part of this Agreement.

The above agreement regarding reimbursement of allowable indirect costs is not a waiver of the Limitation of Cost and Funds clause of this Agreement.

As required by the Allowable Cost and Payment clause of the General Terms and Conditions of this Agreement, the Seller shall submit an adequate final indirect cost rate proposal to the Subcontract Administrator (or cognizant audit agency) within 6 months following the expiration of each of its fiscal years. If the final indirect cost rate proposal is submitted to the Seller’s cognizant audit agency, the Seller shall notify the Company of the date and to whom the proposal was submitted.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battelle, LLC Acting under contract DE-AC05-00OR22725 With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Page 6 of 11 Subcontract 4000065289

Section G - General Provisions

NOTE: Standard government forms (SF) mentioned herein are available at http://www.gsa.gov/forms. Other forms, clauses, articles, and documents are available at our web site, http://www.ornl.gov/adm/contracts/docindex.htm.

Any Representations and Certifications submitted by the Seller that resulted in this document are incorporated by reference.

All articles and documents incorporated by reference, including those made a part of General Provisions, apply as if they were set forth in their entirety.

General Terms and Conditions – Cost Type (CT April 2007)

General Terms and Conditions – Cost Type (CT April 2007) are deleted and replaced with the following:

General Terms and Conditions – Cost Type (CT February 2008)

DO NOT INCLUDE SALES OR USE TAXES

See Blanket Certificate of Resale at http://www.ornl.gov/adm/contracts/docindex.htm.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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Section H - Special Provisions

NOTE: Standard government forms (SF) mentioned herein are available at http://www.gsa.gov/forms. Other forms, clauses, .articles, and documents are available at our web site, http://www.ornl.gov/adm/contracts/docindex.htm.

All articles and documents incorporated by reference, including those made a part of Special Provisions, apply as if they were set forth in their entirety.

Exhibit 1C, Patent Rights — Retention By The Seller (Short Form) (Mar 2001)

Exhibit 1C - Patent Rights – Retention by the Seller (Short Form) (Mar 2001) is modified by removing and replacing paragraph (b) with the following paragraph (b):

(b) Allocation, of principal rights. (1) The Seller may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause, including (2) below, and 35 U.S.C. 203. With respect to any subject invention in which the Seller retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(2) Provided DOE has issued an exceptional circumstance in accordance with 37 CFR 401.3, if the Seller performs services at a Government owned and operated laboratory or at a Government owned and contractor operated laboratory directed by the Government to fulfill the Government’s obligations under a Cooperative Research and Development Agreement (CRADA) authorized by 15 U.S.C. 3710a, the Government may require the Seller to negotiate an agreement with the CRADA collaborating party or parties regarding the allocation of rights to any subject invention the Seller makes, solely or jointly, under the CRADA. The agreement shall be negotiated prior to the Seller undertaking the CRADA work or, with the permission of the Government, upon the identification of a subject invention. In the absence of such an agreement, the Seller agrees to grant the collaborating party or parties an option for a license in its inventions of the same scope and terms set forth in the CRADA for inventions made by the Government.

Exhibit 4, Authorization and Consent (Dec 2005)

Cost Accounting Standards — Clauses (Dec 2005), Parts III & IV

RIGHTS IN DATA-FACILITIES (BioEnergy Science Center [BESC] Deviation) (Oct 2007) (attached)

Key Personnel

(a) The following personnel are considered to be essential to the work being performed hereunder:

David Hogsett

Lee Lynd

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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(b) The Seller must notify the Company before diverting any listed person(s) to another program, providing justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made without the consent of the Company; provided, that the Company may ratify a diversion in writing and the ratification shall constitute consent. The list of key personnel may be revised by mutual agreement during the period of this Agreement.

Technical Direction

The clause, Technical Direction (Jan 2006), is incorporated by reference and amended as follows: “Performance under this subcontract is subject to the technical direction of the Company’s Technical Project Officer (TPO), Barry Berven.

Government Property – Research and Development (8-97)

If Seller is a nonprofit institution of higher education or a nonprofit organization whose primary purpose is conducting scientific research, title to tangible personal property purchases with funds available for research and costing less than $5,000 shall vest in the Seller. No charge will be made to the Government or the Company for any depreciation, amortization, or use under any existing or future Government contract or subcontract. Seller shall furnish the Subcontract Administrator a list of all such property within 10 days of the end of the calendar quarter during which it was received.

In accordance with 42 U.S.C. 2000d, Seller accepts and agrees that no person in the United States shall, on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under this financial assistance.

Alteration and Additions to Cost Type (CT April 2007) Terms and Conditions

The following alterations in, or additions to, the clauses and documents forming this subcontract were made before the Agreement was signed by the parties:

1.6 Inspection – (a), (b) and (c) are deleted and replaced with the following:

Inspection of Research and Development

The Company and Government have the right to inspect and evaluate the work performed or being performed under the Agreement,, and the premises where the work is being performed, at all reasonable times and in a manner that will not unduly delay the work. If the Company or Government performs inspection or evaluation on the premises of the Seller or a subcontractor, the Seller shall furnish and shall require subcontractors to furnish all reasonable facilities and assistance for the safe and convenient performance of these duties.

1.18 Public Release of Information – The following is added:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battelle, LLC Acting under contract DE-AC05-00OR22725 With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Page 9 of 11 Subcontract 4000065289

Nothing in this section or elsewhere in this Agreement is intended to restrict the Seller from disclosing the existence and nature of this Agreement in the routine reporting of its activities.

1.29 Export Control – The following is added:

In the event data or materials that are being provided under this agreement are export controlled, each party agrees to notify the other party in advance that data or materials to be provided are export controlled.

Flow Down Requirements

Seller is required to flow down the General Terms and Conditions Cost Type (CT February 2008) and Section H Special Provisions in any subcontract it enters for the performance of its obligations under this agreement.

Small Business Subcontracting Plan

Dartmouth’s Small Business Subcontracting Plan dated May 5, 2008 is hereby made a part of this agreement.

Quality Requirements

1. The Supplier shall implement the ORNL requirements specified in the BioEnergy Science Center Quality Assurance Plan or implement a documented QA program that meets the applicable requirements of the ORNL BioEnergy Science Center by flowdown.

2. The Supplier shall incorporate the appropriate quality assurance plan requirements into any subtler supplier-issued procurement document.

3. The Supplier shall provide their applicable quality implementing documents, in the case of working to their own QA program, for themselves and for any of their subtier suppliers.

4. The Supplier shall grant right of access to supplier facilities and records for inspection by ORNL, or other designee authorized by ORNL.

5. The Supplier shall meet provisions for hold points beyond which work cannot proceed without ORNL authorization.

6. The Supplier shall provide documentation from the supplier/subtier supplier as specified by ORNL for the purpose of information, review, acceptance, schedule, QA records, or others.

Organizational Conflict of Interest (OCI)

Seller shall comply with the BioEnergy Science Center OCI Plan as required and approved the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battelle, LLC Acting under contract DE-AC05-00OR22725 With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Page 10 of 11 Subcontract 4000065289

by the Department, of Energy, Seller shall be required to flow down this clause to any lower tier subcontractors.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

UT-Battelle, LLC Acting under contract DE-AC05-00OR22725 With the U.S. Department of Energy Internet: http://www.ornl.gov/adm/contracts/index.htm	Page 11 of 11 Subcontract 4000065289

Section I - List of Attachments

BESC Reporting Template

BESC Summary Cost Reporting Template

BESC Research Safely Summary

Dartmouth College Rate Agreement dated March 14, 2007

Exhibit 9RDF - BESC, RIGHTS IN DATA-FACILITIES (BioEnergy Science Center [BESC] Deviation)(Oct 2007)

BESC Intellectual Property Management Plan for Dartmouth College and Mascoma dated March 7, 2008, signed by Mascoma Corporation March 7, 2008

BESC Intellectual Property Management Plan for Dartmouth College and Mascoma dated March 7, 2008, signed by Dartmouth College March 7, 2008

BESC Quality Assurance Plan

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

APPENDIX E

GENERAL TERMS & CONDITIONS

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

GENERAL TERMS & CONDITIONS

Cost-Type (CT February 2008)

PART 1. APPLICABLE TO ALL TRANSACTIONS

1.1 DEFINITIONS

The following terms shall have the meanings below:

(a) Government means the United States of America and includes the U.S. Department of Energy (DOE) or duly authorized representative thereof.

(b) Company means UT-Battelle, LLC, acting under Contract No. DE-AC05-00OR22725 with DOE.

(c) Seller means the person or organization that has entered into this Agreement.

(d) Agreement means Purchase Order, Subcontract, General Order Agreement, Basic Ordering Agreement, Task Order, or Modification thereof.

(e) Subcontract Administrator means the Company’s cognizant Contracts Division representative.

(f) Educational Institution means an entity described in Office of Management and Budget Circular No. A-21.

1.2 RESOLUTION OF DISPUTES

(a) Seller and Company agree to make good-faith efforts to settle any dispute or claim that arises under this Agreement through discussion and negotiation. If such efforts fail to result in a mutually agreeable resolution, the parties shall consider the use of alternative disputes resolution (ADR). In the event non-binding mediation or arbitration is agreed upon, the site of the proceedings shall be Oak Ridge, Tennessee. Cost shall be allocated by the mediator or arbitrator, except that there shall be no pre-decisional interest costs, and each party shall bear its discretionary costs.

(b)(1) Where Seller is a State agency such as an Educational Institution, the applicable constitutional provisions or statutes that govern sovereign immunity shall dictate the appropriate forum and law governing substantive issues. (2) In all other cases, subject to (b)(3) below, any litigation shall be brought and prosecuted exclusively in Federal District Court, with venue in the United States Court for the Eastern District of Tennessee, Northern Division; (3) provided, however, that in the event the requirements for jurisdiction in Federal District Court are not present, such litigation shall be brought in either Anderson, Knox or Roane County, Tennessee, in the Circuit or Chancery Court, as appropriate.

(c) The parties agree that, subject to (b)(1), substantive issues presented for mediation, arbitration, dispute, claim, litigation, or other effort at resolution shall be determined in accordance with Federal law. To the extent there is no Federal law, Tennessee state law shall apply.

(d) There shall be no interruption in the performance of the work, and Seller shall proceed diligently with the performance of this Agreement pending final resolution of any dispute arising under this Agreement between the parties hereto or between Seller and its subtier subcontractors.

1.3 ORDER OF PRECEDENCE

Any inconsistencies between sections of the Agreement shall be resolved in accordance with the following descending order of precedence:

(a) Special Provisions;

(b) Inspection and Acceptance;

(c) Agreement Form; Supplies or Services and Prices/Costs; Delivery, Shipping, Packaging; Performance Period/Payment Information, List of Attachments;

(d) General Provisions;

(e) Specifications/Statement of Work.

1.4 PAYMENT AND ADMINISTRATION

Company shall make payments under this Agreement from funds advanced by the Government and agreed to be advanced by DOE, and not from its own assets. Administration of this Agreement may be transferred, in whole or in part, to DOE or its designee(s), and to the extent of such transfer and notice thereof to Seller, Company shall have no further responsibilities hereunder.

1.5 ACCEPTANCE OF TERMS AND CONDITIONS

Seller, by signing this Agreement or performing the requirements indicated herein, agrees to comply with all the terms and conditions and all specifications and other documents that this Agreement incorporates by reference or attachment. Company hereby objects to any terms and conditions contained in any acknowledgment of this Agreement that are different from or in addition to those mentioned in this document. Failure of Company to enforce any of the provisions of this Agreement shall not be construed as evidence to interpret the requirements of this Agreement, nor a waiver of any requirement, nor of the right of Company to enforce each and every provision. All rights and obligations shall survive final performance of the Agreement.

1.6 INSPECTION

(a) Company and Government have the right to inspect and test all services and supplies called for by the Agreement, at all reasonable places, including Seller’s location, and all reasonable times during the term of the Agreement. Such inspections and tests shall be conducted in a manner that will not unduly delay the work. Seller and subcontractors shall provide reasonable location and assistance if needed.

CT February 2008

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(b) If any of the services or supplies are not compliant with the requirements of the Agreement, Company may require Seller to reperform the services or repair or replace the supplies for no additional fee. When the defects cannot be corrected by reperformance, repair, or replacement, Company may (1) require Seller to take necessary action to ensure future compliant performance and (2) reduce any fee payable under the Agreement to reflect the reduced value of the services or supplies.

(c) If Seller fails to promptly correct the defects or take action necessary to ensure future compliant performance, Company may (1) reduce any fee payable by an equitable amount under the circumstances and/or (2) terminate for default.

1.7 ASSIGNMENT

Seller shall not assign rights or obligations to third parties without the prior written consent of Company. However, Seller may assign rights to be paid amounts due or to become due to a financing institution if Company is promptly furnished written notice and a signed copy of such assignment.

1.8 MATERIAL REQUIREMENTS

As provided by FAR 52.211-5 Material Requirements, unless this Agreement specifically requires virgin material or supplies composed of or manufactured from virgin material, Seller shall provide supplies that are composed of unused components, whether manufactured from virgin material, recovered material in the form of raw material, or materials and byproducts generated from, and reused within, an original manufacturing process. Used, reconditioned, or remanufactured supplies, or unused Government surplus property shall not be provided unless the Company has authorized their use.

1.9 TRANSPORTATION

If transportation is specified “FOB Origin,” (a) no insurance cost shall be allowed unless authorized in writing and (b) the bill of lading shall indicate that transportation is for DOE and the actual total transportation charges paid to the carrier(s) by Company shall be reimbursed by the Government pursuant to Contract No. DE-AC05-00OR22725. Confirmation may be made by the DOE Oak Ridge Operations Office, Contracts Division, P. O. Box 2001, Oak Ridge, TN 37831-8756.

1.10 RISK OF LOSS

Where Company is liable to Seller for loss of conforming items occurring after the risk of loss has passed to Company, Company shall pay Seller’s cost of replacing such items. Such loss shall entitle Seller to an equitable extension in delivery schedule obligations.

1.11 ALLOWABLE COST AND PAYMENT

(a)(1) Company shall make payments to Seller when requested as work progresses monthly, or at more frequent intervals as determined by Company, in amounts determined to be allowable by the Company in accordance with this Agreement and FAR Subpart 31.3 for Educational Institutions, Subpart 31.6 for state and local governments, Subpart 31.7 for nonprofit organizations, or Subpart 31.2 for all others as supplemented by DEAR Part 931 in effect on the date of this Agreement.

(2) A statement of claimed allowable cost for performing the work under this Agreement shall accompany each, invoice or voucher. The statement shall contain all applicable cost elements included in sample invoices found at Company’s Contracts web site http://www.ornl.gov/adm/contracts/docindex.htm under the title Special Articles and Forms. Failure to segregate all necessary cost elements may result in the rejection of the statement and invoice. When applicable, invoices • shall include a list of the property acquired by Seller to which title vests in the Government according to the Government Property clause of this Agreement. Payment may be made by check or electronic funds transfer, at the option of Company. Payment shall be deemed to have been made as of the date of mailing or the date on which the electronic funds transfer was made.

(b) For the purpose of reimbursing allowable costs, the term “cost” includes only those items identified in FAR 52.216-7 Allowable Cost and Payment paragraph (b).

(c)(1) Final annual indirect cost rates and the appropriate bases shall be established in accordance with FAR Subpart 42.7 in effect for the period covered by the indirect cost rate proposal.

(2) Seller shall submit an adequate final indirect cost rate proposal to the Subcontract Administrator (or cognizant audit agency) within 6 months following the expiration of each of its fiscal years. The proposal shall include adequate supporting data based on Seller’s actual cost experience for that period. Seller and the Subcontract Administrator (or the cognizant audit agency) shall establish the final indirect rate and execute a written understanding setting forth the final indirect cost rates. The understanding shall specify the agreed-upon final annual indirect cost rates and the periods for which the rates apply. The understanding shall not change any monetary ceiling, contract obligation, or specific cost allowance or disallowance provided for in this Agreement. The understanding shall be incorporated into this Agreement.

(d) Within 120 days after settlement of the final annual indirect cost rates for all years of a physically complete Agreement, Seller shall submit a Completion Invoice or Voucher to reflect the settled amounts and rates. Said invoice or voucher shall include, at a minimum, individual cost elements, claimed costs by Seller’s individual fiscal years covered by the Performance Period, and adjustments of invoiced rates to actual rates in accordance with the final annual indirect rates. If Seller fails to submit a Completion Invoice or Voucher within the time specified, the Subcontract Administrator may (1) determine the amounts due to Seller under this Agreement; and (2) record this determination in a unilateral modification to the Agreement.

CT February 2008

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(e) Until final annual indirect cost rates are established for any period, the Company shall reimburse the Seller at billing rates established by the Company or the cognizant audit agency, subject to adjustment when the final rates are established. These billing rates:

(1) shall be the anticipated final rates; and

(2) may be prospectively or retroactively revised by mutual agreement, at either party’s request, to prevent substantial overpayment or underpayment.

(f) If Seller is an Educational Institution and the work is for research and development and predetermined indirect cost rates are to be used, this Agreement incorporates by reference FAR 52.216-15 Predetermined indirect Cost Rates.

(g) Quick-closeout procedures are applicable when the conditions in FAR 42.708(a) are satisfied.

(h) At any time or times before Final Payment, the Subcontract Administrator may have Seller’s invoices or vouchers and statements of cost audited. Any payment may be (1) reduced by amounts found by the Subcontract Administrator not to constitute allowable costs or (2) adjusted for prior overpayments or underpayments.

(i)(1) Final Payment shall be made upon approval of a Completion invoice of Voucher submitted by Celler in accordance with paragraph (d) of this clause, and upon Seller’s compliance with all terms of this Agreement.

(2) Seller shall pay to Company any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by Seller or any assignee under this Agreement, to the extent that those amounts are properly allocable to costs for which Seller has been reimbursed by Company. Before Final Payment under this Agreement, Seller and each assignee whose assignment is in effect at the time of final payment shall execute and deliver an assignment to Company of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which Seller has been reimbursed by Company under this Agreement and a release discharging Company and the Government, their officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this Agreement. Assignment and release forms can be found at Company’s Contracts web site http://www.ornl.gov/adm/contracts/docindex.htm under the title Special Articles and Forms.

(j) Company may deduct from any amount owed to Seller any amount owed to Company whether or not in connection with this Agreement.

1.12 COMPLIANCE WITH LAWS

(a) Seller shall comply with all applicable federal, state, and local laws and ordinances and all pertinent orders, DOE directives, rules, and regulations (including DOE regulations) and such compliance shall be a material requirement of this Agreement. Seller shall, without additional Company expense, be responsible for obtaining any necessary licenses and permits including without limitation, underground utility permit requirements.

(b) Seller shall include this clause in all subcontracts, at any tier, involving the performance of this Agreement.

1.13 TERMINATION

(a) Company reserves the right to terminate this Agreement in whole or in part: (1) for convenience if Company determines that a termination is in the interest of Company or the Government; or, (2) except for educational and other non-profit institutions, for default if Seller (1) fails to supply enough properly skilled workers or proper materials or equipment so as to endanger performance of this Agreement; (2) fails to make payment to subcontractors for materials or labor in accordance with the respective agreements between the Seller and the subcontractors; (3) disregards applicable laws, ordinances, rules, regulations, directives, or orders, or instructions of the Company; (4) fails to adhere to the time specified in this Agreement for performance of services or delivery of supplies; (5) fails to comply with any of the terms of this Agreement; or (6) fails to perform satisfactorily under this Agreement.

(b) Except for defaults of subtier subcontractors, Seller shall not be in default because of failure to perform if the failure arises from causes beyond Seller’s reasonable control and without its fault or negligence. Seller will not be deemed to be in default for failure to perform caused by the failure of a subtier subcontractor if the failure was beyond the control of both Seller and subtier subcontractor and without the fault or negligence of either; however, Seller will be in default if Company directed Seller to purchase these supplies or services from another source and Seller failed to comply. A termination which was originally determined to be for default shall be treated as a termination for convenience if the Seller was not in default.

(c) In the event of termination, the Subcontract Administrator shall deliver a notice specifying the extent and effective date. Seller shall immediately: (1) stop all work terminated thereunder; (2) cause any and all of its suppliers and subtier subcontractors to cease work to the extent it relates to the work terminated, and terminate all subcontracts to the extent they relate to the work terminated; (3) transfer title and deliver to Company, or use its best efforts to sell, as directed by Company, (i) the fabricated and unfabricated parts, work in process, completed work, supplies, other material produced or acquired for the work terminated, (ii) completed or uncompleted plans, drawings, information, other property that would be required to be furnished to Company had this Agreement been completed, (iii) jigs, dies, fixtures, and other special tools and tooling acquired or manufactured for this Agreement the cost of which Seller has been or will be reimbursed under this Agreement; (4) complete performance of the work not terminated; (5) reach settlement with all subtier subcontractors who claim monies owed if such settlement is claimed as reimbursable under this Agreement, and obtain approval of Company of such settlements; and, (6) protect and preserve any property in which Company or Government has or may acquire an interest.

(d) Subject to the terms of this Agreement, except where Seller is a non-profit organization, Seller shall be paid: (1) all costs reimbursable under this Agreement, not previously paid, for the performance before the effective date of the termination and those costs incurred after the effective date of the termination that are preapproved by Company, less any claim which Company has against Seller under this Agreement, less the proceeds of sale of materials, supplies, or other things acquired by Seller and sold but not credited to Company, and less all unliquidated advance or other payments; (2) reasonable costs that Seller can demonstrate to the satisfaction of Company have resulted from the termination including

CT February 2008

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

approved amounts of settlements with subcontractors; (3) reasonable costs of settlement of the work terminated, including accounting, legal, clerical, and other expenses reasonably necessary to (i) prepare Seller’s termination settlement proposal, and (ii) settle subtier subcontracts; and (4) a portion of the fee payable under the Agreement as follows: (i) if the termination is for convenience, a percentage of the fee (if applicable) equal to the percentage of completion of work contemplated under the Agreement but excluding subtier subcontract effort included in subtier subcontractors’ termination proposal which are reimbursable under this Agreement, less previous payments for fee; (ii) if the termination is for default, the fee payable shall be a proportionate part of the fee as the total number of articles or amount of services delivered to and accepted by Company is to the total number of articles or amount of services of a like kind required by the Agreement. If the termination is for default, Seller shall not be paid for any costs for the preparation of Seller’s termination settlement proposal.

(e) Subject to the terms of this Agreement, Seller, who is a non-profit organization, shall be paid: (1) reasonable cancellation charges incurred by the Seller, and (2) reasonable loss on outstanding commitments for personal services that the Seller is unable to cancel; provided, Seller exercised reasonable diligence in diverting such commitments to other operations. The Agreement shall be amended and the Seller paid the agreed amount.

(f) Seller shall within 6 months of the effective date of the termination submit a final termination settlement proposal to Company. Seller shall not be paid for any work performed or costs incurred which reasonably could have been avoided. The cost principles in Part 31 of the FAR, as supplemented by Part 931 of the DEAR, in effect on the date of this Agreement, shall govern all costs claimed, agreed to, or determined under this clause. If the Seller is not an Educational Institution, and is a nonprofit organization under Office of Management and Budget (OMB) Circular A-122, Cost Principles for Nonprofit Organizations, July 8, 1980, those cost principles shall apply; provided, that if the Seller is a non-profit organization listed in Attachment C of OMB Circular A-122, the cost principles at FAR 31.2 for commercial organizations shall apply to such Seller.

(g) The Company and the Seller must agree to any equitable adjustment in fee for the continued portion of a partially terminated Agreement.

1.14 BANKRUPTCY

If Seller enters into any proceeding relating to bankruptcy, it shall give written notice via certified mail to the Subcontract Administrator within five days’ of initiation of the proceedings. The notification shall include the date on which the proceeding was filed, the identity and location of the court and a listing, by Company Agreement number, of all Company Agreements for which final payment has not been made.

1.15 INCORPORATION BY REFERENCE

This Agreement incorporates certain provisions by reference which apply as if they were incorporated in their entirety. For FAR and DEAR provisions incorporated by reference, “Contractor” means Seller and “Contracting Officer” means the Subcontract Administrator. Company clauses incorporated by reference are available under the title Special Articles and Forms or Exhibits from Company’s Contracts web site http://www.ornl.gov/adm/contracts/docindex.htm. The FAR and DEAR may be obtained from the Superintendent of Documents, U.S. Government Printing Office, Washington, D.C. or from Government web sites http://acquisition.gov/far/index.html for FAR and http://management.energy.gov/DEAR.htm for DEAR. The following clauses are incorporated by reference:

FAR 52.222-21 Prohibition of Segregated Facilities (Feb 1999)

FAR 52.222-26 Equal Opportunity (Apr 2002) (The required poster is available at

http://www.dol.gov/esa/reqs/compliance/posters/eeo.htm)

FAR 52.222-35 Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001)

FAR 52.222-36 Affirmative Action for Workers with Disabilities (June 1998)

FAR 52.222-37 Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001)

FAR 52.225-1 Buy American Act - Supplies (June 2003)

FAR 52.225-8 Duty Free Entry (Feb 2000)

FAR 52.225-13 Restrictions on Certain Foreign Purchases (Dec 2003)

FAR 52.229-8 Taxes – Foreign Cost Reimbursement Contracts (Mar 1990)

FAR 52.244-6 Subcontracts for Commercial Items (July 2004)

FAR 52.247-63 Preference for U.S.-Flag Air Carriers (June 2003)

FAR 52.247-64 Preference for Privately Owned U.S.-Flag Commercial Vessels (Apr 2003)

DEAR 952.247-70 Foreign Travel (Dec 2000)

DEAR 970.5232-3 Accounts, Records and Inspection (Dec 2000)

DEAR 970.5245-1 Property (Dec 2000)

Confidentiality of Information (Company – June 2007)

Counterfeit/Suspect Materials (Company – July 2006)

Hazardous Material Identification and Material Safety Data (Company – July 2006)

Insurance – Form 1 (Company – December 2007)

1.16 CHANGES

(a) Company may at any time, by written notice, make changes within the general scope of this Agreement in any one or more of the following: (1) description of the work to be performed, (2) method and manner of performance, and (3) the

CT February 2008

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

amount of work to be furnished. If any such change causes a difference in the estimated cost, or the time required for performance, an equitable adjustment shall be made in the estimated cost, any fee, and/or delivery schedule and other affected provisions. Such adjustment shall be made by written amendment to this Agreement signed by both parties. Any claim for adjustment by Seller must be made within 30 days from the date of receipt of Company’s change notice, although Company in its sole discretion may receive and act upon any claim for adjustment at any time before final payment. Failure to agree to any adjustment shall be settled in accordance with Part 1.2 of this Agreement.

(b) Only the Subcontract Administrator is authorized on behalf of Company to issue changes whether formal or informal. If Seller considers that any direction or instruction by Company personnel constitutes a change, Seller shall not rely upon such instruction or direction without written confirmation from the Subcontract Administrator. Nothing in this clause, including any disagreement with Company about the equitable adjustment, shall excuse Seller from proceeding with the Agreement as changed.

1.17 SUSPENSION OF WORK

(a) The Subcontract Administrator, may, at any time, by written notice to Seller, require Seller to suspend, delay, or interrupt all or any portion of the work called for by this Agreement for a period up to 90 days after the notice is delivered to Seller, or for any other period to which the parties may agree. Upon receipt of the notice, Seller shall immediately comply with its provisions and take all reasonable steps, as directed by the Subcontract Administrator, to minimize the incurrence of costs associated with such suspension.

(b) Prior to the expiration of the suspension notice, Company shall either: (1) cancel or extend the notice; or (2) terminate the work covered by the notice as provided in Part 1.13 of this Agreement. If the suspension notice is canceled or allowed to expire, Seller shall resume work. Any claim by Seller resulting from a Suspension of Work Notice shall be governed by the changes clause of this Agreement.

1.18 PUBLIC RELEASE OF INFORMATION

Company does not endorse products or services. Accordingly, Seller agrees not to use Company’s name, the name Oak Ridge National Laboratory (ORNL), the name of any of its projects or programs, or identifying characteristics of any of these for advertising, marketing, or other promotional purposes, raising of capital, recommending investments, sale of securities, or in any way that implies endorsement by UT-Battelle, ORNL, or DOE. Any media releases concerning this Agreement are prohibited without written consent of the Subcontract Administrator.

1.19 GOVERNMENT PROPERTY

Company may furnish to Seller property as may be required for performance of work under this Agreement, or have Seller acquire such property as mutually agreed. Title to property furnished or acquired shall vest in the Government, and hereafter be referred to as “Government Property” as defined in DEAR 970.5245-1 Property. If Company is required to deliver to Seller Government Property as stated in this Agreement and such property is not suitable for its intended use or is not delivered to Seller as specified in this Agreement, Company shall equitably adjust affected provisions when the facts warrant an equitable adjustment and Seller submits a written request for such adjustment within 14 calendar days of delivery of the Government property. Said equitable adjustment shall be Seller’s exclusive remedy.

1.20 DEFENSE PRIORITY AND ALLOCATION REQUIREMENTS

This is a rated order certified for national defense, and Seller shall follow all the requirements of the Defense Priorities and Allocations System regulation (15 CFR 700). Unless otherwise stated the Defense Priority is DO-E2.

1.21 INTEREST

Except for state and local governments, all amounts due to Company by Seller shall accrue interest from the date due until paid, unless paid within 30 days of the date due. The interest rate shall be the Treasury’s Current Value of Funds Rate (prescribed and published by the Secretary of the Treasury in Treasury Financial Manual Bulletins), as of the date due, which rate shall be adjusted every six months. This clause shall not apply to amounts due under a price reduction for defective cost or pricing data clause.

1.22 SELLER’S RESPONSIBILITIES

(a) Seller shall act in performance of this Agreement as an independent contractor and not as an agent for Company or the Government in performing this Agreement, maintaining complete control over its employees and all lower-tier subcontractors. Nothing contained in this Agreement or any lower-tier subcontract shall create any contractual relationship between any such lower-tier subcontractor and the Government or Company. Seller is solely responsible for the actions of itself and its lower-tier subcontractors, agents or employees.

(b) Seller shall be responsible for all liability and related costs resulting from (1) injury, death, damage to or loss of property or (2) violation of Part 1.12 Compliance with Laws, which is in any way connected with its performance of work under this Agreement. Seller’s responsibility shall apply to activities of Seller, its agents, lower-tier subcontractors, or employees and such responsibility includes the obligation to indemnify, defend, and hold harmless the Government and the Company for Seller’s conduct. However, such liability and indemnity does not apply to injury, death, or damage to property to the extent it arises from the negligent or willful misconduct of Company.

(c) Seller shall be solely responsible for all criminal fines and penalties assessed against Seller.

(d) If Company’s costs are determined to be unallowable, its fee reduced, or it incurs any cost or damages as a result of Seller’s violation of applicable laws, orders, rules, regulations, or ordinances, or the submission of defective cost or pricing

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data, Company may make an equivalent reduction in amounts due Seller.

(e) If Seller is a State agency, such as an Educational Institution, all liabilities and remedies shall be determined in accordance with the laws applicable to this Agreement under Part 1.2.

(f) Seller shall provide and maintain workers’ compensation insurance as required by applicable statutes.

(g) Seller shall provide Worker’s Compensation, Employer’s Liability, Commercial Automobile Liability, Commercial General Liability, and Professional Liability Insurance in accordance with the Insurance – Form 1 clause included in Part 1.15 of this Agreement. If Seller is a State agency, such as an Educational Institution, the state laws governing liabilities and remedies in these areas shall apply.

1.23a FEE

(a) Company shall pay Seller the fee as specified for performing this Agreement.

(b) Payment of the fee shall be made as specified in the Agreement; provided, that after payment of 85 percent of the tee, Company may withhold further payment of fee until a reserve is set aside in an amount that Company considers necessary to protect the Government’s interest. This reserve shall not exceed 15 percent of the. total fixed fee or $100,000, whichever is less.

1.23b NO FEE

Where no fee is to be paid for performing this Agreement, after payment of 80 percent of the total estimated cost shown in the Agreement, Company may withhold further payment of allowable cost until a reserve is set aside in an amount considered necessary to protect the Government’s interest. This reserve shall not exceed one percent of Company’s share of the total estimated cost or $10,000, whichever is less.

1.24 LIMITATION OF COST AND FUNDS

(a) Seller agrees to use its best efforts to perform the work specified in the Agreement within the estimated specified costs. Company is not obligated to reimburse Seller for costs incurred in excess of the total amount allotted as specified in the Agreement to be paid by Company. Seller is not obligated to continue performance under this Agreement (including actions under the Termination clause of this Agreement) or otherwise incur costs in excess of the total amount allotted as specified in the Agreement, until Company increases allotted funds. If this is a cost-sharing Agreement, the increase shall be allocated in accordance with the formula specified in the Agreement.

(b) Seller shall notify the Subcontract Administrator in writing whenever it has reason to believe that the total costs Seller has incurred and expects to incur in the next 60 days (i) shall exceed 75 percent of the total amount allotted to this Agreement or, (ii) whenever it has reason to believe that the total estimated cost for the performance of this Agreement shall be either greater or substantially less than previously estimated. The notice shall include the estimated amount of funds required to continue timely performance.

(c) No notice, communication, or representation, other than by the Subcontract Administrator, shall affect this Agreement’s funding.

(d) If the total allotted amount or the estimated cost specified in the Agreement is increased, any costs Seller incurs before the increase that are in excess of the previously allotted amount shall be allowable to the same extent as if incurred afterward, unless Company issues notice directing that the increase is solely to cover termination or other specified expenses.

1.25 TAXES

The Seller shall comply with the requirements of FAR Part 31 regarding taxes, with respect to work under this Agreement, any related transaction, or property in the custody or control of Seller, which Seller or the Company believes are inapplicable or invalid. Any tax, fee, or charge paid in accordance with the procedures in FAR Part 31 shall not be disallowed as an item of cost by reason of any subsequent determination that it was in fact inapplicable or invalid. All recoveries or credits regarding the foregoing taxes, fees, and charges (including interest) shall inure to and be for the sole benefit of the Company.

1.26 SUBMISSION OF COMMERCIAL TRANSPORTATION BILLS

Promptly after the end of each month, the Seller shall submit to the Company (for forwarding to the General Services Administration for audit) legible copies of all paid freight bills/invoices, commercial bills of lading (CBL’s), passenger coupons, and other supporting documents for transportation services that will be reimbursed as a direct cost under this Agreement in accordance with FAR 52.247-67 Submission of Commercial Transportation Bills to the General Services Administration for Audit (June 1997).

1.27 ENVIRONMENT, SAFETY AND HEALTH PROTECTION

(a) Seller shall perform this Agreement in a manner that ensures adequate protection for workers, the public, and the environment, and shall be accountable for actions of itself and its lower-tier subcontractors, agents and employees. Seller shall exercise a degree of care commensurate with the work and the associated hazards. Seller shall ensure that management of environment, safety and health (ES&H) functions and activities is an integral and visible part of Seller’s work planning and execution process. In the event that Seller fails to comply with this Agreement, Company may, without prejudice to any other legal or contractual rights, issue an order stopping all or any part of the work; thereafter a start order for resumption of work may be issued at Company’s discretion. Seller shall make no claim for an extension of time or for compensation or damages by reason of or in connection with such work stoppage. In addition, Company may require, in

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writing, that Seller remove from the work any employee the Company deems unsafe, incompetent, careless, or otherwise objectionable.

(b) If work is going to be performed at the Seller’s facility, Seller shall perform work in accordance with its own ES&H requirements and any ES&H requirements included in this Agreement.

(c) If work is going to be performed at a third-party facility, which is a facility not owned or leased by DOE, Company or Seller, the Seller shall follow the ES&H requirements pertaining to the third-party facility and any ES&H requirements of this Agreement.

(d) If Seller is performing any of this work outdoors at a location(s) not owned or leased by DOE, Company or Seller, such work shall be considered “field work.” Seller shall follow the ES&H requirements pertaining to the field work location(s). Seller shall also perform work in accordance with the ES&H requirements of this Agreement.

1.28 REPORTING CONCERNS

Seller shall notify, by posting or otherwise, all of its employees performing work under this Agreement that they have the right and responsibility to report concerns relating to environmental compliance, safety, health, or management aspects of DOE-related activities. Concerns may be reported to the DOE Oak Ridge Operations Office (ORO) by calling the ORO Telephone Hotline at (865) 241-3267, or they may be reported to the Company by calling (865) 241-2255.

1.29 EXPORT CONTROL

(a) The Seller must comply with all U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR Parts 120 through 130, Export Administration Regulations (EAR), 15 CFR Parts 730 through 774, and Atomic Energy Act of 1954 (Public Law 83-703), Nuclear Regulatory Commission 10 CFR Part 110 and Department of Energy 10 CFR Part 810, in the performance of this Agreement. In the absence of available license exemptions or exceptions, the Seller must obtain the appropriate licenses or other approvals, if required, for exports of hardware, technical data, and software, or for the provision of technical assistance.

(b) The Seller must obtain export licenses, if required, before using foreign persons in the performance of this Agreement, where the foreign person will have access to export-controlled technical data or software.

(c) The Seller is responsible for all regulatory record-keeping requirements associated with the use of licenses and license exemptions and exceptions.

(d) The Seller shall include this clause in subcontracts hereunder.

1.30 GRATUITIES

Seller, its agent or anyone acting on its behalf, shall not offer any gratuity (e.g., entertainment, gift, or cash)-or special treatment to any employee of Company with the intent of obtaining a subcontract or other agreement or favorable treatment. This Agreement may be terminated if the Company determines that the provisions of this clause were violated. The Company may also exercise any other rights and remedies provided by law or under this Agreement.

1.31 FOREIGN CORRUPT PRACTICES ACT

Seller understands and agrees to comply with the United States Foreign Corrupt Practices Act, which prohibits Company and Seller from providing anything of value to a foreign public official in order to obtain or retain business. Seller agrees not to give anything of value, including but not limited to business gratuities and reimbursement of travel, to any foreign government officials. Seller agrees to ensure that it complies with all requirements relevant to its business . arrangement with Company, including any registration requirements, and warrants that this Agreement is in compliance with all applicable laws and regulations of the country or countries in which it performs any services for the Company.

PART 2. APPLICABLE WHEN SELLER PERSONNEL WORK ON DOE SITE

2.1 INCORPORATION BY REFERENCE

For information on clauses incorporated by reference, see Part 1.15. The following clauses are incorporated by reference:

FAR 52.223-6 Drug-Free Workplace (May 2001)

FAR 52.237-2 Protection of Government Buildings, Equipment, and Vegetation (Apr 1984)

DEAR 952.203-70 Whistleblower Protection for Contractor Employees (Dec 2000)

Foreign Nationals (Company – July 2006)

Hazardous Materials Reporting (Company – July 2006)

Required Training (Company – July 2006)

2.2. EMPLOYEE CONCERNS PROGRAM

(a) DOE has established an Employee Concerns Program (ECP) in DOE Order 442.1A available at http://www.directives.doe.gov/pdfs/doe/doetext/neword/442/o4421a.html. The ECP applies to any person working for DOE or a contractor or subcontractor on a DOE project. The ECP provides a means for employees to raise good-faith concerns that a policy or practice of DOE or one of its contractors or subcontractors should be improved, modified, or terminated. Concerns can address health, safety, the environment, management practices, fraud, waste, or reprisal for raising a concern.

(b) In addition, the Company has an ECP. Subcontractor employees may raise concerns about actions of the Company

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or its employees directly with the Company.

(c) The Seller must notify its employees that:

(1) DOE and the Company have ECPs;

(2) Employees are encouraged to first seek resolution with first-line supervisors or through existing complaint or dispute resolution systems, but that they have the right to report concerns through the DOE ECP;

(3) If a concern is not resolved by supervisors, or if the employee elects not to raise the concern with supervisory personnel, the concern may be reported to the DOE Oak Ridge Operations Office (ORO) by calling the ORO Telephone Hotline, (865) 241-3267. Concerns related to actions by Company employees may be reported to the Company by calling (865) 241-2255; and

(4) DOE and the Company will not tolerate reprisals against or intimidation of employees who have reported concerns.

(d) Notices containing the information in (c)(1) through (c)(4), which are posted in areas where the DOE-related work is performed, will satisfy the notification requirement in subparagraph (c).

(e) Upon request, the Seller must assist DOE and the Company in resolution of employee concerns.

(f) The Seller shall include this clause in subcontracts hereunder.

2.3a FACILITIES ACCESS AND SECURITY BADGES

(a) This clause applies if the performance of this Agreement requires that the Seller, its agents, employees, or lower-tier subcontractor employees have physical access to Oak Ridge National Laboratory (ORNL) facilities; however, this clause does not control requirements for employees and agents of Seller and any lower-tier subcontractors obtaining a security clearance. The Seller understands and agrees that the Company has a prescribed process with which the Seller, its agents, employees, and lower-tier subcontractor employees must comply in order to receive a security badge that allows such physical access. The Seller further understands that it must propose employees and agents of Seller and any lower-tier subcontractors whose background offers the best prospect of obtaining a security badge approval for access. The denial or revocation of a security badge may occur considering the following criteria, which are not all inclusive and may vary depending on access requirements:

(1) is, or is suspected of being, a terrorist;

(2) is the subject of an outstanding warrant;

(3) has deliberately omitted, concealed, or falsified relevant and material facts from any Questionnaire for National Security Positions (SF-86), Questionnaire for Non-Sensitive Positions (SF-85), or similar form;

(4) has presented false or forged identity source documents;

(5) has been barred from Federal employment;

(6) is currently awaiting a hearing or trial or has been convicted of a crime punishable by imprisonment of six (6) months or longer; or

(7) is awaiting or serving a form of pre-prosecution probation, suspended or deferred sentencing, probation or parole in conjunction with an arrest or criminal charges against the individual for a crime that is punishable by imprisonment of six (6) months or longer.

(b) The Seller shall assure:

(1) In initiating the process for gaining physical access, (i) compliance with procedures established by the Company in providing employee(s) and agent(s) of Seller and any lower-tier subcontractors with any forms directed by the Company, (ii) that the employee(s) and agent(s) of Seller and any lower-tier subcontractors properly completes any forms, and (iii) that the employee(s) and agent(s) of Seller and any lower-tier subcontractors submits the forms to the person designated by the Company.

(2) In completing the process for gaining physical access, that employee(s) and agent(s) of Seller and any lower-tier subcontractors (i) cooperates with Company officials responsible for granting access to ORNL facilities and (ii) provides additional information, requested by those Company officials.

(c) The Seller understands and agrees that the Company or DOE may unilaterally deny or revoke a facility access or security badge to an employee or agent of Seller or lower-tier subcontractor and that the denial or revocation remains effective for that employee or agent of Seller or lower-tier subcontractor unless the Company or DOE subsequently determines that access may be granted or restored. Upon notice from the Company or DOE that an employee’s application for a security badge is or will be denied or revoked, the Seller shall promptly identify and submit the forms referred to in subparagraph (b)(1) of this clause for the substitute employee or agent. The denial or revocation of a security badge to individual employees or agents of Seller or any lower-tier subcontractor by the Company or DOE shall not be cause for extension of the period of performance of this Agreement or any Seller claim against the Company or DOE.

(d) The Seller shall return to the Company the badge(s) or other credential(s) provided by the Company pursuant to this clause, granting physical access to ORNL facilities by employees and agents of Seller and any lower-tier subcontractors, upon (1) the termination of this Agreement; (2) the expiration of this Agreement; (3) the termination of employment on this Agreement by an individual employee or agent of Seller or any lower-tier subcontractor; or (4) demand by the Company or DOE for return of the badge.

(e) The Seller shall include this clause, including this paragraph (e), in any subcontract, awarded in the performance of this Agreement, in which an employee(s) or agent of the subcontractor will require physical access to ORNL facilities.

2.3b RETURN OF BADGES AND PROXIMITY CARDS

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Badges and proximity cards remain the property of the U. S. Government and must be returned to the Company upon completion of this Agreement. Failure to do so will result in the cost being deducted from any amounts due or to become due the Seller and may result in the loss of future work with the Company.

2.4 ENVIRONMENT, SAFETY AND HEALTH PROTECTION

(a) This clause applies if Seller is performing any of the work on a DOE site which is defined as a facility that is DOE- owned or leased, or UT-Battelle leased.

(b) Worker Safety and Health Program. Seller shall perform work in accordance with a DOE-approved Worker Safety and Health Program (WSHP) (also referred to in DEAR 970.5223-1 as the Safety Management Plan) as described below:

(1) Seller shall demonstrate well-established safety protocols applicable to the scope of work and consistent with the required elements stated in this clause. Prior to the commencement of any on-site work, the Seller shall either:

(A) Accept and agree to work pursuant to Company’s WSHP available at Company’s Contracts web site http://www.ornl.gov/adm/contracts/ornl_851wsh.him. in those cases where Geller’s on-site activities are limited to an office or meeting environment, the WSHP and Hazard Analysis (HA) requirements can be met through a site orientation briefing.

(B) Submit its own DOE-approved WSHP that is compliant with 10 C.F.R. § 851 and DEAR 970.5223-1 to the Subcontract Administrator for Company’s review and approval.

(2) When requested, Seller shall submit to Company for review safety and health plans/programs and a HA, including hazard controls, for the affected work.

(3) Seller is responsible for complying with applicable Occupational Safety and Health Act (OSHA) standards and requirements where development of supplemental substance/activity specific compliance plans and training are required. All plans developed by the Seller shall be made available to the Company for review, upon request.

(c) Integrated Safety Management.

(1) Seller shall perform this Agreement in a manner that ensures adequate protection for workers, the public, and the environment, and shall be accountable for the safe performance of work. The Seller shall exercise a degree of care commensurate with the work and the associated hazards. Seller shall ensure that management of ES&H functions and activities is an integral and visible part of Seller’s work planning and execution processes. In performance of this work, the Seller shall:

(A) Establish and maintain clear and unambiguous lines of authority and responsibility for ES&H matters at all organizational levels.

(B) Ensure personnel possess the experience, the knowledge, skills, and abilities that are necessary to discharge their responsibilities.

(C) Effectively allocate resources to address ES&H, programmatic, and operational considerations. Protecting employees, the public, and the environment is a priority whenever activities are planned and performed.

(D) Before work is performed, evaluate the associated hazards and establish ES&H standards and requirements which will protect employees, the public, and the environment from adverse consequences.

(E) Establish tailored administrative and engineering controls to prevent and mitigate hazards for work being performed.

(2) In accordance with the SOW and this Agreement, Seller shall demonstrate through documentation and work practices that its performance of the work under this Agreement:

(A) Fulfills the scope of work as outlined in the SOW and this Agreement;

(B) Identifies and analyzes hazards associated with the work;

(C) Develops and continuously implements hazard controls related to this work;

(D) Allows the performance of work within the hazard controls; and,

(E) Provides feedback to the Company and Seller’s employees on adequacy of hazard controls and opportunities for continuous improvement.

(d) Exposure Monitoring. Seller shall perform the following additional hazard identification tasks consistent with the WSHP and HA:

(1) Seller shall be responsible for identifying all potential exposures (chemical, biological, radiological, physical) to which its employees and the employees of lower-tier subcontractors may be exposed while performing any work under this contract. Seller is responsible for providing the required exposure monitoring and providing employees appropriate personal protective equipment to minimize exposures.

(2) For each of its employees and each of its lower-tier subcontract employees that the Seller has identified to be at risk of potential exposure, the Seller shall notify Company of the potential exposure as part of the HA. Company will review this information before work under this contract can begin. Seller, upon obtaining the results of any exposure monitoring, shall provide the data to the Company.

(e) Reports. Seller shall make the following reports to the Company.

(1) Seller shall report to the Company within two (2) working days of learning of an occupational injury or illness that is recordable under 29 C.F.R. § 1904.12(c). Reports shall be made on DOE Form 5484.3, Individual Accident/Incident Report, which is available under the title Special Articles and Forms or Exhibits at http://www.ornl.gov/adm/contracts/docindex.htm. Seller shall maintain a record of project injuries and illnesses on the OSHA 300A, Summary of Work-Related Injuries and Illnesses, or equivalent, and provide copies of injury and illness information to Company annually or upon request. Seller shall notify the ORNL Laboratory Shift Supervisor (865) 574-6606 of any accident or near miss within two (2) hours of the occurrence. Seller shall also notify the Technical Project Officer of any accident or near miss as required in the SOW or this Agreement.

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(2) Before the fifth day of each month, the Seller shall report to the Company the number of hours worked onsite during the previous month. Reported hours should not include paid, non-work time such as holidays, vacation, or sick leave. This report shall be made on the Monthly Report of Hours Worked form, available under the title Special Articles and Forms or Exhibits at http://www.ornl.gov/adm/contracts/docindex.htm.

(3) Seller shall forward reports from lower-tier subcontractors to the Company consistent with the requirements above.

(f) Noncompliances. The Seller shall promptly evaluate and resolve any noncompliance with ES&H requirements. If the Seller fails to resolve the noncompliance or if, at any time, the Seller’s acts or failures to act cause substantial harm or an imminent danger to the environment or health and safety of employees or the public, the Company may:

(1) Issue an order stopping work in whole or in part. Any stop work order issued by the Subcontract Administrator under this clause (or issued by the Seller to a subcontractor) shall be without prejudice to any other legal or contractual rights of the Company. If the Subcontract Administrator issues a stop work order, an order authorizing the resumption of the work may be issued at the discretion of the Subcontract Administrator. The Seller shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage ordered in accordance with this clause.

(2) Require, in writing, that the Seller remove from the work site any employee the Company deems unsafe, incompetent, careless, or otherwise objectionable. Replacement of the removed employee shall be at the Seller’s expense and not chargeable to the Company.

(3) Require the Seller’s participation, at the Seller’s expense, in the Company’s fact-finding investigations of accidents, injuries, occurrences, and near-misses.

(4) Terminate the Agreement for default and pursue any other remedies provided by law or this Agreement.

(5) Remove the Seller from consideration for future subcontract awards.

(g) Observation by Company. Representatives of the Company may conduct periodic observations of the Seller’s on-site activities for compliance with ES&H requirements. The Company’s Subcontract Administrator will notify the Seller in, writing of observed noncompliances with applicable ES&H requirements. Seller shall take immediate and appropriate corrective action. Seller shall advise the Company’s Subcontract Administrator, in writing, within five (5) working days of the corrective action taken on any written noncompliance. Repeated or willful noncompliance with applicable ES&H requirements by the Seller shall constitute a default under other provisions of this contract and Company may terminate the contract in accordance with those provisions.

(h) Occupational Radiation Protection Records. Company, acting on behalf of DOE, will maintain individual occupational radiation exposure records as required for Seller’s employees for periods that they are employed for work under this Agreement. If Seller maintains its own occupational radiation exposure records during the performance of work under this Agreement, Seller’s records shall be subject to inspection by Company and/or DOE and shall be preserved by Seller until disposal is authorized by Company, or delivered to Company upon completion or termination of the Agreement. If Seller exercises the forgoing option, title to such records shall vest in DOE upon delivery.

(i) Chemicals On-site. Seller warrants that each chemical substance constituting or contained in items furnished under this Agreement is on the list of substances published by the Administrator of the Environmental Protection Agency pursuant to the Toxic Substances Control Act as amended. With each delivery, Seller shall provide Company any applicable Material Safety Data Sheet as required by the Occupational Safety and Health Act and applicable regulations including, without exception, 29 C.F.R.§ 1910.1200.

(j) Hoisting and Rigging. Seller may not bring to or use onsite any hoisting and rigging equipment that contains any SAE Grades 5, 8, or 8.2 fasteners or ASTM Grade A325 fasteners identified on the “DOE Suspect Bolt Headmark List” which can be found at Company’s Contracts web site (see Part 1.15 for address). For purposes of this paragraph, “hoisting and rigging equipment” means:

(1) Overhead and gantry cranes as defined in 29 C.F.R. § 1910.179;

(2) Crawler, locomotive, and truck cranes as defined in 29 C.F.R. § 1910.180;

(3) Derricks, as defined in 29 C.F.R. § 1910.181; and

(4) Associated lifting devices such as slings, lifting fixtures, and lifting attachments,

(k) Working on or near energized parts.

(1) Energized parts mean parts that operate at 50 or more volts to ground or contain 10 or more Joules of stored electrical energy.

(2) Seller shall comply with National Fire Protection Association (NFPA) 70E when working on or near energized parts.

(3) Prior to working on or near any energized parts, Seller shall obtain, through the TPO, or if there is none, the Subcontract Administrator, the advance approval of the responsible Company Level II Manager, of Seller’s plans and proposed activities. Seller must allow in its scheduling for a reasonable amount of time to obtain said approval and Company shall not be responsible for any resulting delay, so long as Company’s actions were reasonable. Seller is responsible, at no additional cost to the Company, to provide qualified personnel and compliant personal protective equipment.

(l) Lower-tier Subcontractors. Seller shall include this clause in all of its subcontracts, at any tier, involving performance of this Agreement. However, such provision in the subcontracts shall not relieve Seller of its obligation to assure compliance with the provisions of this clause for all aspects of the work. Seller shall be responsible for identifying all potential hazards to their lower-tier subcontractors.

PART 3A. APPLICABLE WHEN WORK INVOLVES ACCESS TO CLASSIFIED INFORMATION, SPECIAL NUCLEAR MATERIAL OR AUTHORIZED UNRESTRICTED ACCESS TO AREAS CONTAINING THESE

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3A.1 INCORPORATION BY REFERENCE

For information on clauses incorporated by reference, see Part 1.15. The following clauses are incorporated by reference:

DEAR 952.204-2 Security (May 2002)

DEAR 952.204-70 Classification/Declassification (Sep 1997)

DEAR 970.5204-1 Counterintelligence (Dec 2000)

Exhibit 7 - Filing of Patent Applications - Classified Subject Matter (Company – Jan 2001)

3A.2 PERSONNEL SECURITY CLEARANCES

(a) The Seller agrees to comply with suitability checks including the submission of information and forms required by DOE M 470.4-5 Personnel Security. The process requires submission of fingerprints and a background check conducted by the Company, outside entities, or DOE. That check may include, without limitation, the following:

(1) credit check;

(2) verification of a high school degree or diploma or a degree or diploma granted by an institution of higher learning within the past five (5) years;

(3) contacts with listed references;

(4) contacts with listed employers for the past three (3) years (excluding employment of less than 60 working days duration, part-time employment, and craft/union employment); and

(5) local law enforcement checks as allowed by state or local law, statute, or regulation and when the individual has resided in the State of Tennessee.

(b) The Seller shall include this clause in any subcontract in which an employee of the subcontractor will require a security clearance.

PART 3B. APPLICABLE WHEN WORK IS UNCLASSIFIED RESEARCH INVOLVING NUCLEAR TECHNOLOGY

3B.1 SENSITIVE FOREIGN NATIONS CONTROLS

(a) In connection with any activities in the performance of this Agreement, Seller agrees to comply with the “Sensitive Foreign Nations Controls” requirements furnished to Seller by Company, relating to those countries, which may from time to time be identified to Seller by written notice as sensitive foreign nations. Seller shall have the right to terminate its performance under this Agreement upon at least 60 days’ prior written notice to Company if Seller determines that it is unable, without substantially interfering with its policies or without adversely impacting its performance, to continue performance of the work under this Agreement as a result of such notification. If Seller elects to terminate performance, the provision of Part 1.13 shall apply.

(b) The provisions of this clause shall be included in applicable subcontracts.

PART 4. APPLICABLE TO ALL AGREEMENTS IN EXCESS OF $100,000

4.1 INCORPORATION BY REFERENCE

For information on clauses incorporated by reference, see Part 1.15. The following clauses are incorporated by reference:

FAR 52.203-6 Restrictions on Subcontractor Sales to the Government (July 1995)

FAR 52.203-7 Anti-Kickback Procedures (July 1995)

FAR 52.203-12 Limitation on Payments to Influence Certain Federal Transactions (June 2003)

FAR 52.215-2 Audit and Records – Negotiation (June 1999) including Alternate II for state and local Governments,

educational institutions, and other non-profit organizations

FAR 52.219-8 Utilization of Small Business Concerns (May 2004)

FAR 52.222-2 Payment for Overtime Premiums (July 1990)

FAR 52.222-4 Contract Work Hours and Safety Standards Act - Overtime Compensation (Sep 2000)

FAR 52.223-14 Toxic Chemical Release Reporting (Aug 2003), except paragraph (e)

DEAR 970.5227-5 Notice and Assistance Regarding Patent and Copyright Infringement (Aug 2002)

PART 5. APPLICABLE TO ALL AGREEMENTS IN EXCESS OF $500,000

5.1 INCORPORATION BY REFERENCE

For information on clauses incorporated by reference, see Part 1.15. The following clauses are incorporated by reference:

DEAR 970.5226-2 Workforce Restructuring under Section 3161 of the National Defense Authorization Act for Fiscal Year 1993 (Dec 2000)

Displaced Employee Hiring Preference (Company – July 2006)

Small Business Subcontracting Plan (July 2006)

CT February 2008

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PART 6. APPLICABLE TO ALL AGREEMENTS IN EXCESS OF $650,000

6.1 INCORPORATION BY REFERENCE

For information on clauses incorporated by reference, see Part 1.15. The following clauses are incorporated by reference:

FAR 52.215-10 Price Reduction for Defective Cost or Pricing Data (Oct 1997)

FAR 52.215-12 Subcontractor Cost or Pricing Data (Oct 1997)

PART 7. APPLICABLE ONLY TO CERTAIN TRANSACTIONS

7.1 INCORPORATION BY REFERENCE

For information on clauses incorporated by reference, see Part 1.15.

7.2 PRINTING

If this Agreement involves the duplication of more than 5,000 copies of a single page or more than 25,000 copies of multiple pages, this Agreement incorporates by reference DEAR 970.5208-1 Printing (Dec 2000).

7.3 PRIVACY ACT

If performance involves design, development or operation of a system of records on individuals, this Agreement incorporates by reference FAR 52.224-1 Privacy Act Notification (Apr 1984) and FAR 52.224-2 Privacy Act (Apr 1984).

7.4 COMMERCIAL COMPUTER SOFTWARE

If performance involves acquisition of existing computer software, the following Company Exhibit is incorporated by reference: CCS Commercial Computer Software – Restricted Rights (Apr 2000).

7.5 EQUAL OPPORTUNITY PREAWARD CLEARANCE OF SUBCONTRACTORS

Notwithstanding any other provisions of this Agreement, if the estimated or actual amount of the Agreement exceeds $10 million, Company must have written evidence of Seller’s compliance with the equal opportunity requirements of FAR 52.222-26 Equal Opportunity.

7.6 SUBCONTRACTS

If Seller proposes to subcontract for (1) cost-reimbursement, time-and-materials, or labor hour type; or (2) fixed-price in excess of $100,000 or 5 percent of the total estimated cost of this Agreement; or (3) fabrication, purchase, rental, installation, or other acquisition of special test equipment in excess of $10,000, this Agreement incorporates by reference FAR 52.244-2 Subcontracts (June 2007) including Alternate I.

7.7 ACCESS TO AND OWNERSHIP OF RECORDS

If the value of this Agreement is greater than $2 Million or performance involves complex or hazardous work on a DOE site, this Agreement incorporates by reference DEAR 970.5204-3 Access to and Ownership of Records (Dec 2000).

7.8 NOTIFICATION OF VISA DENIAL

If the work to be performed is in or on behalf of a foreign country by workers recruited in the United States, FAR 52.222-29 Notification of Visa Denial (June 2003) applies.

7.9 RESEARCH MISCONDUCT

If this Agreement involves basic, applied, or demonstration research in a field of science, medicine, engineering, or mathematics, including but not limited to, research in economics, education, linguistics, medicine, psychology, social sciences statistics, and research involving human subject or animals, this Agreement incorporates by reference DEAR 952.235-71 Research Misconduct (July 2005).

CT February 2008

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APPENDIX F

BESC IP MANAGEMENT PLAN

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BioEnergy Science Center IP Management Plan

for Dartmouth College and Mascoma Corporation

1.	Introduction

The principal goals of this intellectual property management plan for the BioEnergy Science Center (BESC) include:

•	Broad and rapid dissemination of information among the BESC team members to maximize productivity and progress;

•	Timely and equitable distribution of the new technology to researchers in relevant fields including, but not necessarily limited to biofuels development; and

•	Effective, coordinated commercialization of technologies through formation of promising start-up ventures as well as licensing to corporate entities pursuing biofuels development.

The BESC comprises researchers at the following member institutions which are universities, DOE National Laboratories, a non-profit research foundation, or industrial research partners.

DOE National Labs

•	Oak Ridge National Laboratory

•	National Renewable Energy Research Laboratory

•	Brookhaven National Laboratory

Non-profit Research Foundation

•	Samuel Roberts Noble Foundation

Universities

•	The University of Tennessee:

•	University of Georgia

•	Georgia Institute of Technology

•	Dartmouth College

•	University of California at Riverside

•	Washington State University

•	University of Minnesota

•	Virginia Polytechnic Institute and State University

•	North Carolina State University

•	Cornell University.

Industrial Team Members

•	ArborGen, LLC

•	Mascoma Corporation

•	Verenium Corporation

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2.	Definitions

2.1	The BioEnergy Science Center (“BESC”) is a program funded under BESC Funding. The research of BESC is performed by employees of BESC member institutions: Oak Ridge National Laboratory, National Renewable Energy Laboratory, Georgia Institute of Technology, University of Georgia, University of Tennessee, Dartmouth College, ArborGen LLC, Verenium Corporation, Mascoma Corporation, The Samuel Roberts Noble Foundation, Inc., Brookhaven National Laboratory, Cornell University, North Carolina State University, University of California-Riverside, University of Minnesota, Virginia Polytechnic Institute and State University, and Washington State University, and, such other industry and non-profit participants as may be added from time to time by BESC (collectively referred to as BESC members or member institutions.)

2.2	“BESC Funding” means the funding for BESC that was awarded by DOE to ORNL under Contract No. DE-AC02-00OR22725 in connection with Funding Opportunity Announcement number DE PS02-06ER64304. The term also includes the funding provided by ORNL to Mascoma Corporation (Mascoma) under a subcontract and further includes any funding provided to Dartmouth College (Dartmouth) under a sub-subcontract with Mascoma, including any cost share provided by Mascoma to Dartmouth. Mascoma and Dartmouth agree that any preexisting licensing arrangements will be suitably modified to reflect this definition.

2.3	“BESC Invention” means an invention conceived or first actually reduced to practice with twenty percent (20%) or more of BESC Funding. Title to BESC Inventions follows inventorship as per Federal law. The BESC member institution which employs the inventors will have the right to elect title to BESC Inventions. Mascoma and Dartmouth agree that any preexisting licensing arrangements will be suitably modified to reflect this definition.

2.4	“Core Technology” means the following application areas:

a)	Formation of biomass with reduced recalcitrance

b)	New tools for biomass characterization

c)	Microbial/enzymatic hydrolysis of lignocellulose

For the avoidance of doubt, these Core Technology areas do not include applications that are not related to biomass modification for biofuels production. For example, if an invention has applications both in biofuel production and in the pharmaceutical industry or in the non-biofuel specialty chemicals industry, those non-biofuel applications would be outside the core technical areas. Licensing in fields other than the Core Technologies or BESC IP subject to DMLA or DMSRA, shall be at the discretion of the party or parties owning the invention.

2.5	“BESC IP” means BESC Inventions, non-patentable materials (including biological materials), mask, works, trademarks and copyrighted works that arise under BESC Funding.

2.6	“Dartmouth-Mascoma Exclusive License Agreement (DMLA)” means the License Agreement having an effective date of July 10, 2006, between Dartmouth and Mascoma Corporation including any amendments or modifications thereto.

2.7	“ Dartmouth-Mascoma Corporation Sponsored Research Agreement (DMSRA)” means the agreement executed prior to the effective date of this IP Management Plan between Dartmouth and

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Mascoma with an effective date of April 1, 2006, including any updates, extensions, modifications or amendments thereto.

3.	BESC Commercialization Council

BESC will form a Commercialization Council to oversee rapid dissemination of invention disclosures as well as to consolidate licensing of BESC IP in the Core Technologies to a single, streamlined “one stop shop.” The Council will be comprised of one representative from each of the BESC member institutions for as long as that institution is an active member of the BESC, i.e., for the time that member continues to receive BESC Funding. In addition, the invention owner’s institution, regardless of its current status as a subcontractor, will be included on the BESC Commercialization Council for purposes of licensing the BESC IP that it owns, solely or jointly.

The function of this Council is to review and evaluate new BESC IP, and consider the technical merit and commercial potential of each. The Council is intended as a forum for discussion regarding further maturation of technologies and sharing of insights about market opportunities. It may also provide recommendations to the IP owners regarding filing of patent applications. This forum will serve as a communications means and a clearing house for distribution of information about BESC inventions throughout the team. The decision to commit resources for patent filing will remain with the owning institution(s),

The progress of any patent application preparation and prosecution will be monitored by this Council. As IP strategies are developed and market analyses are conducted, this group will explore licensing leads and commercialization opportunities in the Core Technology areas. Licensing inquiries will be communicated to the Council by any BESC member who receives such expressions of interest.

ORNL will serve as coordinator for the Commercialization Council.

4.	Ownership of inventions

The statutes governing disposition of title to new inventions under Government agreements will be followed:

i.	The Bayh-Dole Act, 35 U.S.C. 200 et seq., requires that Universities, Non-Profits and small business who are participating under a funding agreement (as defined in the Bayh-Dole Act) will have the option’ to retain title to their own employees’ inventions.

ii.	The Federal Non Nuclear Energy Act of 1974, 42 U.S.C. 5908, will govern disposition of title for all other parties, regardless of whether they receive government funding, and it requires that the Government obtains title to new inventions unless a waiver is granted.

iii.	Inventions made by employees of ORNL, NREL and Brookhaven National Laboratory will be subject to the M&O contract terms and conditions with respect to ownership of inventions made by lab employees. The M&O contract generally provides that the lab has the right to elect to retain title to inventions made by their lab employees.

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5.	Filing of Patent Applications

Each owner institution will protect its BESC Inventions according to its standard practices and is responsible for the costs of any domestic and foreign protection. DOE will have the right to file patent applications if the owner institution does not wish to do so, and has indicated a willingness to use its waiver authority to allow others to file in such situations.

6.	IP Management

BESC will provide a simplified means for industry to negotiate licenses and other agreements relating to BESC IP (e.g., CRADA, WFO, bailment, option) by centralizing these activities with a lead institution, (normally ORNL but another BESC member may be designated as the lead by the Commercialization Council, depending on the circumstances), so as to provide a “One Stop Shop.” The University of Georgia Research Foundation will be the normal lead institution for negotiating sponsored research contracts with industrial sponsors on behalf of the BESC members and will distribute funds as appropriate using normal subcontracting mechanisms.

BESC members will enter into a separate inter-institutional (IIA) licensing/royalty-sharing / commercialization agreement with ORNL for the implementation of centralized licensing, except for BESC IP subject to the DMLA or DMSRA and subsequent royalty distributions, subject to the provisions of paragraph 8b below. The IIA will allow ORNL, or another designated lead licensing institution, to negotiate commercial licenses or sublicenses to any/all BESC IP, except for BESC IP subject to the DMLA or DMSRA. The IIA will also address the details of royalty distribution from the licensing of bundled or jointly owned patents. Licensing and partnering shall be conducted in a manner that maximizes benefit to the US economy and provides fairness of opportunity with respect to third party access to lab partnering and licensing opportunities. M&O (Management and Operating) contract provisions (e.g., fairness of opportunity, US manufacturing) continue to apply to inventions of NREL, ORNL and Brookhaven.

On behalf of the IP owners, the lead licensing institution will manage all licensing matters, including contract management, licensing income distribution within BESC (according to allocation decisions made by the BESC IP/Licensing Investment Committee) and to each IP owner, and reporting. The lead licensing institution shall not license BESC IP outside of the Core Technology areas, except with the concurrence of the IP owner(s), allowing those owners to license to third parties in fields other than Core Technologies at their sole discretion.

Other activities with third parties relating to access to BESC IP (e.g., NDAs, Material Transfer Agreements, etc.) will be coordinated through the BESC Commercialization Council which will designate a lead institution as needed.

For industrial team members who intend to utilize their own IP in their own commercial activities, such IP will be available for licensing to third parties by a BESC lead licensing institution if the industrial team member is not meeting a contractually agreed to business plan to commercialize such inventions.

7.	Licensing in the Core Technology areas

BESC (through ORNL or another team member who may be designated by the Commercialization Council as the lead institution for licensing) will have the capability to license BESC IP and to bail tangible research products, including biological materials, in the Core Technology areas. The lead

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licensing institution shall not license BESC IP outside of the Core Technology areas, except with the concurrence of the IP owner(s), allowing those owners to license to third parties in fields other than Core Technology areas at their sole discretion.

For licensing of any BESC IP in these Core Technology areas the following licensing principles will apply:

a)	Credible business plans shall be required for all commercial licensing. Before executing any license agreement for a field of use within the Core Technologies, the lead licensing institution will evaluate the capabilities of the potential licensee, and the company must demonstrate that it has the expertise and capital needed to further the development of the technology and successfully bring the technology to market in the fields of use in which a license would be granted. BESC will obtain information about the potential licensee’s plan for the commercialization of the BESC IP through BESC’s independent research, discussions or meetings with the potential licensee, and/or a formal business plan. BESC IP in Core Technologies will be licensed on a non-exclusive basis when, in the reasonable judgment of the lead licensing institution, this allows the technology to be adopted most successfully by the market. BESC will license IP to companies only in the fields of use (FOU) in which the company is capable and committed to bringing the technology to market, saving other FOUs for additional licensees; alternatively, BESC may include a provision for mandatory sublicensing of BESC IP to reasonably ensure that various applications can be commercialized rather than remaining fallow.

b)	All potential licensees requesting any degree of exclusivity for BESC IP must demonstrate their capability to successfully bring the technology to market. For any license negotiated on behalf of BESC that grants exclusive rights in BESC IP in any field of use in a Core Technology area, the licensee must agree to and meet diligence (performance) requirements marking the development and successful market introduction of the technology. For purposes of this agreement, Mascoma and Dartmouth agree that the DMLA and DMSRA will be suitably modified to include such requirements for BESC Inventions subject to the DMLA and DMSRA, including provisions for license rights terminating and reverting to Dartmouth if such requirements are not met. If a company fails to meet diligence requirements, it will be given a reasonable opportunity to comply and the lead licensing institution will negotiate substitute diligence provisions and amend the license. If the licensee is not able to meet these requirements, the license will be reduced to a nonexclusive license or be terminated.

c)	Except for the BESC IP covered by the DMLA or DMSRA and the provisions set forth below in paragraph 8b, for BESC IP which is within the Core Technologies, BESC members agree that they will not enter into or be subject to any future agreements with third parties which provide preferential licensing of BESC IP to any third party without prior approval by DOE.

8.	Licensing Revenue Allocations

a.	For BESC Inventions Not Subject to the DMLA and DMSRA

Each BESC member institution that is an IP owner of licensed BESC IP is entitled to a percentage of any royalties or other income from such licenses. BESC members agree that for licenses of BESC Inventions in the Core Technology areas a percentage of licensing income as set forth below, will be

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allocated by BESC for the support of scientific research or education to further the efforts of BESC at the BESC member institutions.

Licensing income from each license in Core Technology areas will be distributed annually as follows (“BESC Distribution”):

a)	A standard 15% administrative fee will go to the lead licensing institution to offset the cost of license administration.

b)	Next, licensing income is used to reimburse IP owners for patent expenses; Until the licensing income reaches $200,000, the balance of licensing income after expenses will be distributed to IP owner(s). (if there are several co-owners of IP in a license this distribution will be made in a proportionate way as specified in the IIA).

c)	After licensing income reaches $200,000, 60% of net licensing income received thereafter (after above expenses) is sent to BESC, per DOE requirement; allocation of these funds to BESC member institution for biofuels-related research is determined by the BESC IP Licensing/Investment Committee.

d)	The remaining 40% of net licensing income is distributed to the IP owner(s); and

e)	any royalty sharing with inventors is made from that remaining 40%.

f)	Any remaining net licensing income may be used by the BESC member institution in accordance with its own policies, subject to restrictions in its M&O contract, Bayh-Dole, etc.

g)	The disposition of royalties or other income, including liquidated equity, set forth in c), d) and e) above, remains in effect so long as BESC Funding continues. If the BESC no longer exists due to lack of DOE funding, or for any other termination of BESC, then the special allocation of funds in c), d) and e) is no longer applicable.

Licensing Income includes fees (such as license issue fees, license maintenance or milestone fees), royalties, and liquidation of any equity received for the license grant, but for the purpose of clause c) above, does not include reimbursement of patent costs by licensees. Furthermore, for purposes of the BESC Distribution, if BESC grants two or more licenses to a specific company for members of the same patent family (i.e., an initial patent application and any subsequent application claiming priority to that application, such as conversions, continuations or divisionals, or any patents issuing thereon), the licensing income from those licenses will be aggregated for the purposes of the $200,000 threshold set forth in clause c). Where the BESC member institution owning such equity has an official policy specifying the time for liquidation of such equity, that official policy shall apply to the timing of the liquidation of such equity. Negotiations for continued utilization of BESC will include a plan for the future management and disposition of any such remaining unliquidated equity.

The royalties described in paragraph a) which comprise the 60% utilized for the support of scientific research or education in support of BESC will be allocated to projects approved by a BESC IP/Licensing Investment Committee1. BESC researchers will be invited to propose scientific research and education-related tasks to which these funds may be allocated by this Committee. Allocation decisions by this Committee will be made available for review and comment by BESC team members for at least ten days for review and comment before funds are distributed. The BESC Board of

[1]	The BESC IP/Licensing Investment Committee consists of the BESC Program Director, the leads in each of the Scientific Focus Areas, and a representative of each IP owner whose IP was licensed in the Core Technologies.

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Directors2 will monitor the allocation process to assure that research proposals from the researchers employed by the intellectual property owner(s) receive higher priority for this funding.

Royalties reserved for use in support of BESC research will be tracked so that at the end of the 5 years, remaining funds can be distributed to the IP owners if the BESC contract is not renewed or if other funds to continue BESC are not secured.

b.	Licensing Revenue Allocations for Dartmouth and Mascoma

Notwithstanding the Licensing Revenue Allocation set forth in paragraph 8a above and in view of the preexisting DMLA and DMSRA between Dartmouth and Mascoma, the plan for distribution of licensing income (i.e., fees, minimum royalties and proceeds from the distribution of equity) from BESC inventions in the Core Technology areas for Dartmouth will be as set forth in Appendix A attached hereto.

In the event of any inconsistencies between Appendix A and this IP Management Plan, the following descending order of precedence governs:

1.	IP Management Plan

2.	Paragraph 8a

3.	Paragraph 8b

4.	Appendix A

5.	DMSRA

6.	DMLA

9.	Information Sharing

It is the intention of the BESC that the fruits of its research be widely and promptly disseminated, with a goal of maximizing the impact of the research and its long-term benefit to the U.S. and to society. Even in those situations in which protection of inventions is desirable, e.g., to induce further commercial development, or is required under specific funding obligations, such inventions are also expected to be widely and promptly disseminated.

All BESC Team Members have executed a mutual NDA to be able to interact fully with each other. Technical data will also be shared appropriately with the other two Bioenergy Research Centers (JBEI and GLBRC) and with any DOE advisory committee assisting with the evaluation of BESC activities. Subject to DOE approval, a list will be mutually developed of the types of data first produced by the BESC that must be immediately released to the public.

[2]	The BESC Board of Directors (BOD) consists of representatives of the executive leadership of BESC institutional members plus a group of up to three internationally known R&D leaders with extraordinary entrepreneurial records of achievement, or biotechnology industry leaders. This BOD serves (1) to approve BESC strategic directions and annual project and budget plans, (2) to approve annual performance goals for the BESC leadership team and to evaluate the performance of the team, and (3) to support BESC leadership in managing effective interfaces with translational and applied R&D, technology transfer, and commercialization.

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To facilitate the mutual exchange of reagents and biological materials among BESC researchers, a master Materials Transfer Agreement will be implemented. Individual transactions for exchange of reagents and other biological materials will be documented electronically using secure information technology.

BESC team members agree to have safeguards in place to manage personal and organizational conflicts of interest that may arise from the licensing of BESC IP.

10.	Reporting to DOE

Each BESC member institution shall require its researchers to report all inventions in a manner consistent with reporting of other intellectual property resulting from federally funded research. No later than sixty (60) days from receipt of disclosure, each BESC member institution shall disclose to BESC, through the BESC Commercialization Council, all BESC Inventions, software, and tangible research products resulting from BESC Funding.

ORNL will report all such invention disclosures to DOE promptly, along with information about any BESC technology transfer transactions that the team members may have had. IP management and technology transfer activities of the BESC in the Core Technology areas are subject to DOE appraisal.

Accepted by:

BESC Member Institution: Dartmouth College

By:	/s/ Alla Kan
Alla Kan, Director Technology Transfer Office

Date: March 7, 2008

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APPENDIX G

MASTER NONDISCLOSURE AGREEMENT

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DOE BioEnergy Science Center

MASTER NONDISCLOSURE AGREEMENT (NDA)

The effective date of this Agreement shall be August 8, 2007 (“Effective Date”).

In order to protect certain INFORMATION (defined hereinbelow),

UT-BATTELLE, LLC (UT-Battelle), a laboratory contractor (“Lab Contractor”), under the authority of its Prime Contract No. DE-AC05-00OR22725 with the U.S. Department of Energy (DOE) and having an office for business at 1 Bethel Valley Road, Oak Ridge, Tennessee 37830;

The University of Tennessee, a university having an office for business at 1534 White Avenue, Knoxville, TN 37996-1529, (hereinafter referred to as “UT”);

University of Tennessee Research Foundation, a non-profit Tennessee corporation having an office for business at 1534 White Avenue Suite 403, Knoxville, TN 37996-1527, (hereinafter referred to as “UTRF”);

Midwest Research Institute, a Lab Contractor, under the authority of its Contract No. DE-AC36-99GO 10337 with DOE and having an office for business at 1617 Cole Blvd, Golden Colorado 80401, (hereinafter referred to as “MRI”);

The University of Georgia, having an office for business at 630 Boyd GRSC, Athens, GA 30602-7411, (hereinafter referred to as “UGA”);

The University of Georgia Research Foundation, having an office for business at Boyd 634, Athens , GA 30602 (hereinafter referred to as “UGARF”)

Georgia Tech Research Corporation, a Georgia nonprofit corporation having an office for business at 505 Tenth Street, Atlanta, Georgia 30332 (hereinafter referred to as “GTRC”);

The Samuel Roberts Noble Foundation, a nonprofit corporation having an office for business at 2510 Sam Noble Parkway, Ardmore, Oklahoma 73401, (hereinafter referred to as “Noble”);

Trustees of Dartmouth College, having an office for business at 11 Rope Ferry Road, #6210, Hanover, NH 03755-1404, (hereinafter referred to as “Dartmouth”);

Mascoma Corporation, having an office for business at 161 First Street, Second Floor East, Cambridge, Massachusetts 02142, hereinafter referred to as “Mascoma”);

ArborGen, LLC having an office for business at 180 Westvaco Road, Summerville, SC 29483, (hereinafter referred to as “ArborGen”);

Verenium Corporation, having an office for business at 55 Cambridge Parkway, Cambridge, MA 02142, (hereinafter referred to as “Verenium”);

Virginia Polytechnic Institute and State University, having an address at 301 Burruss Hall, Blacksburg, Virginia 24061, (hereinafter referred to as “VT”);

The University of Minnesota, having an office for business at 450 McNamara, 200 Oak St SE, Minneapolis, Minnesota 55455, (hereinafter referred to as “Minnesota”);

The Regents of The University of California, as represented by its Riverside campus, having an address at a the Office of Research, UC Riverside, Riverside, California 92521, (hereinafter referred to as “UCR”);

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DOE BioEnergy Science Center

MASTER NONDISCLOSURE AGREEMENT (NDA)

Cornell University, having an address at 120 Day Hall, Ithaca, New York 14853 (hereinafter referred to as “Cornell”);

Washington State University, having an address at PO BOX 643140, Washington State University, Pullman, WA, 99164-3140, (hereinafter referred to as “WSU”);

North Carolina State University, a constituent institution of the University of North Carolina having a place of business at 920 Main Campus Dr, Raleigh, NC 27606, (hereinafter referred to as “NCSU”);

Brookhaven Science Associates, LLC, a Lab Contractor, under the authority of its Contract No. DE- AC02-98CH10886 with DOE and having an office for business at Building 185 P.O. Box 5000 Upton, New York 11973-5000 (hereinafter referred to as “BSA”), and

Subject to Paragraph 1a below, any other person or entity that executes a Third-party NDA (Exhibit 1 of this Agreement), and UT-Battelle accepts such executed Third-party NDA and provides all other Parties bound by this Agreement with the copy of such fully executed Third-party NDA, all hereinafter referred to individually as “Party” or collectively as “Parties” hereby agree:

1.	Disclosing/Receiving Parties: It is contemplated that INFORMATION disclosed and received under this NDA may be mutually shared by the Parties.

Representative: Each Party’s representative for coordinating disclosure or receipt of INFORMATION is:

UT-Battelle:	Brian Davison, davisonbh@ornl.gov
The University of Tennessee:	Gary Sayler, sayler@utk.edu
UTKF	JohnHopkinsJhop@utk.edu
Midwest Research Institute	Mike Himmel, Mike_Himmel@nrel.gov
Noble	Richard A. Dixon, radixon@noble.org
UGA	Alan Darvill, adarvill@ccrc.uga.edu
UGARF	Terrence McElwee, mcelwee@uga.edu
GTRC	Art Ragauskas, art.ragauskas@chemistry.gatech.edu
Verenium	Dan Robertson, Dan.Robertson@verenium.com
Dartmouth	Lee Lynd, Lee,R.Lynd@Dartmouth.EDU
Mascoma	Dave Hogsett, dhogsett@mascoma.com
ArborGen .	Maud Hinchee, mahinch@ARB0RGEN.COM
Washington State University	Norman Lewis, lewisn@wsu.edu
Minnesota	Simo Sarkonen, sarka001@umn.edu
VT	Percival Zhang, ypzhang@vt.edu
NCSU	John Chafiee, john_chaffee@ncsu.edu
Cornell	John Brady, jwb7@cornell.edu
UCR	Charles Wyman, cewyman@cert.ucr.edu
Brookhaven	Daniel van der Lelie (vdlelied@bnl.gov) and S. Taghavi (taghavis@bnl.gov)

Any person or entity executing a Third-party NDA (Exhibit 1 of this Agreement) will provide in that document the name and contact information (i.e., email address and phone number) for their respective representative for coordinating disclosure and receipt of INFORMATION.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

DOE BioEnergy Science Center

MASTER NONDISCLOSURE AGREEMENT (NDA)

1a. The Parties agree to the following process to add additional parties to this NDA:

(i)	discussion by DOE BioEnergy Science Center (BESC) leadership about adding the additional party;

(ii)	polling of the Parties about the same;

(iii)	consensus among the Parties about the same; and

(iv)	the additional party executes a copy of Third-party NDA (Exhibit 1 of this Agreement), and UT-Battelle accepts and executes such Third-party NDA and provides all other Parties bound by this Agreement with the copy of such fully executed Third-party NDA.

2.	Description of INFORMATION: The INFORMATION disclosed under this NDA is: information related to the BESC program activities including, but not limited to, research and development objectives, plans, and management plans. INFORMATION includes specific background information, marked in accordance with Paragraph 7 by the Party owning the INFORMATION, in the form of information, data and material related to the foregoing description of INFORMATION which is considered by a Party to be proprietary information or business sensitive privileged commercial and/or financial information. INFORMATION generated from discussions and/or exchanges between or among the Parties pursuant to this NDA shall be identified as confidential, business sensitive, or proprietary at the time of disclosure, orally or visually, and documented and confirmed as such by the Party(ies) who made such disclosure within thirty (30) days of the disclosure. If such INFORMATION is not confirmed and documented in this express manner, no Party to this NDA shall have an obligation of confidentiality with respect to such INFORMATION.

3.	Restrictions: Any Party receiving INFORMATION (Recipient) from a Party disclosing such INFORMATION under this Agreement (Discloser) shall maintain the INFORMATION in confidence and may disclose the INFORMATION only to its employees and any contractors, subcontractors, and agents of Recipient (a) having a need to know such INFORMATION to fulfill the purpose described below and (b) that are subject to a substantially similar obligation of confidentiality. Except as otherwise required herein, if disclosure of INFORMATION to a third party becomes necessary, the Party disclosing INFORMATION to the third party shall first enter into an NDA with such third party with confidentiality terms that are substantially similar to this NDA. All parties, whether Parties to this NDA or third parties that have executed an NDA substantially similar to this NDA for the same INFORMATION, may share INFORMATION with each other. Notwithstanding the foregoing, GTRC is a cooperative organization of the Georgia Institute of Technology (“GIT”) and may disclose INFORMATION to GIT provided that GIT is obligated to GTRC under terms at least as restrictive as those contained in this Agreement. The Parties agree that the exchange of INFORMATION under this NDA will be for the purpose of facilitating research collaboration under the BESC and the commercialization of technology for the development of cellulosic ethanol and other biofuels.

4.	Confidentiality Period: This NDA and each Recipient’s duty to protect INFORMATION expires eight (8) years from the Effective Date of this NDA as identified above.

5.	Disclosure Period: This NDA applies to INFORMATION described in Paragraph 3 that is actually disclosed to a Recipient within five (5) years after the Effective Date identified above and marked in accordance with Paragraph 7 below.

6.	Standard of Care: Each Recipient shall protect the INFORMATION received hereunder by using the same degree of care that Recipient uses to protect its own information of a like nature, but no less than a reasonable degree of care, to prevent the unauthorized use, disclosure, dissemination, or publication of the INFORMATION.

7.	Marking: A Recipient’s obligations shall only extend to INFORMATION that is described in Paragraph 2, and that: is (a) marked as “confidential,” “business sensitive” or “proprietary”; or (b) is expressly identified as confidential,

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

DOE BioEnergy Science Center

MASTER NONDISCLOSURE AGREEMENT (NDA)

business sensitive or proprietary in an oral or visual disclosure and is appropriately documented and confirmed in writing, consistent with Paragraph 2, within thirty (30) days of disclosure.

8.	Exclusions: This NDA imposes no obligation upon any Recipient with respect to INFORMATION that: (a) was rightfully in Recipient’s possession (without obligations of confidentiality) before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by the owner of the INFORMATION to a third party without imposing a duty of confidentiality on the third party; (e) Recipient can demonstrate is independently developed by employees of Recipient who did not have access to such INFORMATION; (f) must be disclosed under operation of law or regulation; or (g) is disclosed by Recipient with prior written approval of the owner of the INFORMATION.

9.	Each Discloser represents that it has the right to make the disclosures under this NDA. NO WARRANTIES, INCLUDING WARRANTIES AGAINST INFRINGEMENT, ARE MADE BY ANY PARTY UNDER THIS NDA. ANY INFORMATION EXCHANGED UNDER THIS NDA IS PROVIDED “AS IS.”

10.	Rights: No Party acquires any intellectual property rights under this NDA. This NDA shall not restrict reassignment of any employee, contractor, subcontractor, or agent of Recipient to perform similar or identical work for or with others; but such employees shall not use any INFORMATION received from another Party and subject to this NDA

11.	Export Laws and Regulations: The Parties acknowledge that the export of goods and/or Technical Data from the United States may require some form of export control license from the U.S, Government and that failure to obtain such export control license may result in criminal liability under the laws of the United States.

13.	Miscellaneous:

13a.	This NDA imposes no obligation on any Party to purchase, transfer, or otherwise dispose of any technology, services or products.

13b.	This NDA does not create any agency or partnership relationship. Each Party is responsible for its own expenses incurred as a result of any discussions between the Parties.

13c.	This NDA embodies the entire understanding between the Parties pertaining to the subject matter hereof. Any modifications to this NDA shall be made in writing and signed by all Parties to this NDA. Facsimile signatures are deemed equivalent to original signatures for purposes of this NDA.

13d.	All written INFORMATION provided to a Lab Contractor hereunder is subject to inspection by DOE employees upon reasonable notice and shall be protected against further disclosure by DOE employees under 18 USC 1905.

13e.	This NDA and all INFORMATION received hereunder by a Lab Contractor may be transferred to DOE or its designee upon termination of that Lab Contractor’s Prime Contract, if any, with DOE in accordance with specific rights established in that Lab Contractor’s Prime Contract.

13f.	This NDA may be signed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one and the same instrument.

13g.	The Parties acknowledge the need for prompt mutual notification should any Disclosing or Receiving Party identify an export control restriction for any INFORMATION disclosed or received under this NDA. In order to promote increased awareness of export control issues, the Parties agree to cooperate in the development of export control guidance documentation for INFORMATION relating to the BioEnergy Science Center technologies disclosed and received under this NDA.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

DOE BioEnergy Science Center

MASTER NONDISCLOSURE AGREEMENT (NDA)

UT-BATTELLE, LLC	THE UNIVERSITY OF TENNESSEE

By:	By:

Printed Name: ___________________________________	Printed Name: ___________________________________

Title:	Title:

Date:	Date:

NORTH CAROLINA STATE UNIVERSITY	UNIVERSITY OF GEORGIA

By:	By:

Printed Name: ___________________________________	Printed Name: ___________________________________

Title:	Title:

Date:	Date:

GEORGIA TECH RESEARCH CORPORATION	ARBORGEN, LLC

By:	By:

Printed Name: ___________________________________	Printed Name: ___________________________________

Title:	Title:

Date:	Date:

MIDWEST RESEARCH INSTITUTE	DARTMOUTH COLLEGE

By:	By:

Printed Name: ___________________________________	Printed Name: ___________________________________

Title:	Title:

Date:	Date:

SAMUEL ROBERTS NOBLE FOUNDATION	MASCOMA CORPORATION

By:	By:	/s/ Colin South

Printed Name: ___________________________________	Printed Name: Colin South

Title:	Title:	President

Date:	Date:	Aug 13, 2007

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

DOE BioEnergy Science Center

MASTER NONDISCLOSURE AGREEMENT (NDA)

UNIVERSITY OF MINNESOTA		BROOKHAVEN SCIENCE ASSOCIATES

By:		By:

Printed Name:		Printed Name:

Title:		Title:

Date:		Date:

VERENIUM CORPORATION		WASHINGTON STATE UNIVERSITY

By:		By:

Printed Name:		Printed Name:

Title:		Title:

Date:		Date:

VIRGINIA POLYTECHNIC INSTITUTE AND STATE UNIVERSITY		UNIVERSITY OF GEORGIA RESEARCH FOUNDATION

By:		By:

Printed Name:	Linda R. Bucy	Printed Name:

Title:	Asst. VP for Sponsored Research Administration	Title:

Date:		Date:

CORNELL UNIVERSITY		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:		By:

Printed Name:		Printed Name:

Title:		Title:

Date:		Date:

UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION

By:

Printed Name:	Fred D. Tompkins

Title:	President

Date:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

DOE BioEnergy Science Center

EXHIBIT 1

THIRD PARTY NONDISCLOSURE AGREEMENT (NDA)

The                 , having an address at                     , hereby agrees to be bound by the terms and conditions of this DOE BioEnergy Science Center Master Nondisclosure Agreement to which this Exhibit 1 is attached.

Representative Name:
Email address:
Phone:

By:

Title:

Date:

Accepted: UT-BATTELLE, LLC

By:

Date: